SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       October 31, 1995



                              KNIGHT-RIDDER, INC.
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(Exact name of registrant as specified in its charter)


FLORIDA                       1-7553               No.  38-0723657
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(State or other            (Commission            (IRS Employer
 jurisdiction of            File Number)           Identification No.)
 incorporation)


ONE HERALD PLAZA, MIAMI, FLORIDA                       33132
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code      (305) 376-3800
                                                       ------------------

                                NOT APPLICABLE
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(Former name or former address, if changed since last report.)

Item 2    Acquisition or Disposition of Assets.

          On October 31, 1995, Knight-Ridder, Inc., a Florida corporation (the "Registrant"), consummated its acquisition (the "Acquisition") of all of the outstanding shares of common stock of Lesher Communications, Inc. ("Lesher"), a California corporation, from Margaret L. Lesher, individually, Melinda K. Lesher, individually, and Margaret L. Lesher, Melinda K. Lesher and Robert G. Smith, as trustees of the Margaret L. Lesher QTIP Trust, Melinda K. Lesher Trust, Cynthia Ann Lesher Trust, Patricia Ryan Hilton Trust, Roxanne Ryan Gibson Trust and Sarah Margaret Alves Trust (the "Sellers"), for a purchase price of $360,000,000, subject to certain adjustments, as set forth in the Stock Purchase Agreement, dated August 28, 1995, between the Registrant and Sellers, which is attached as Exhibit 2.1 to this Form 8-K. The funds utilized by the Registrant to consummate the Acquisition were derived from commercial paper borrowings and the Registrant's working capital.

          Lesher publishes several newspapers in the East Bay area of Northern California. The Registrant intends to continue to manage and operate Lesher as a newspaper company.

Item 7    Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired

          It is impracticable for the Registrant to file the financial information of the business acquired required hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from November 15, 1995.

          (b)  Pro-Forma Financial Information

          It is impracticable for the Registrant to file the pro-forma financial information required hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from November 15, 1995.

          (c)  Exhibits

          Attached as Exhibit 2.1 to this Form 8-K is the Stock Purchase Agreement, dated August 28, 1995, by and among the Registrant and the Sellers.

          Attached as Exhibit 2.2 to this Form 8-K is the First Amendment to the Stock Purchase Agreement, dated as of August 28, 1995, by and among the Registrant and the Sellers.

                                  SIGNATURES
                                  -----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        KNIGHT-RIDDER, INC.
                                        -------------------------
                                        (Registrant)



Dated: November 13, 1995               By:  /s/ Ross Jones
                                        -------------------------
                                        Ross Jones
                                        Senior Vice President and
                                        Chief Financial Officer

[CAPTION]
                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION                                               PAGE

  2.1          Stock Purchase Agreement, dated August 28, 1995,
               by and among Knight-Ridder, Inc. and Margaret L.
               Lesher, individually, Melinda K. Lesher, individually,
               and Margaret L. Lesher, Melinda K. Lesher and Robert G.
               Smith, as trustees of the Margaret L. Lesher QTIP
               Trust, Melinda K. Lesher Trust, Cynthia Ann Lesher
               Trust, Patricia Ryan Hilton Trust, Roxanne Ryan Gibson
               Trust and Sarah Margaret Alves Trust (the "Sellers").      6

  2.2         First Amendment to the Stock Purchase Agreement, dated
              as of August 28, 1995, by and among Knight-Ridder,
              Inc. and Sellers.                                          87



                                                                    Exhibit 2.1








                           STOCK PURCHASE AGREEMENT

                                 by and among

                              KNIGHT-RIDDER, INC.

                                      and

                              MARGARET L. LESHER,
                                 Individually,

                              MELINDA K. LESHER,
                                 Individually,

                                      and

                              MARGARET L. LESHER,
                              MELINDA K. LESHER,
                                      and
                                ROBERT G. SMITH

                              as Trustees of the
                        MARGARET L. LESHER QTIP TRUST,
                           MELINDA K. LESHER TRUST,
                           CYNTHIA ANN LESHER TRUST,
                          PATRICIA RYAN HILTON TRUST,
                          ROXANNE RYAN GIBSON TRUST,
                          SARAH MARGARET ALVES TRUST








                             DATED AUGUST 28, 1995

                           STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (the "Agreement") is entered into as of August 28, 1995, by and between Knight-Ridder, Inc. (the "Buyer") and the persons listed on the signature pages as sellers of stock of Lesher Communications, Inc. (the "Corporation") pursuant to this Agreement (the "Sellers").

                                   RECITALS

A. The Sellers own all of the outstanding shares of the common stock (the "Stock") of the Corporation. The Corporation engages in the business of publishing, commercial printing and selling advertising in newspapers. References in this Agreement to the "Business" of the Corporation shall mean all activities of the Corporation except those conducted using the Excluded Assets.

B. The Buyer wishes to acquire and the Sellers wish to sell, transfer and convey to the Buyer, subject to the terms and conditions set forth herein, all of the Stock which remains outstanding after the Redemption (as defined in Section 1.2).

C.        The Sellers are one individual and the trustees of six trusts.
          Pursuant to Section 9.18 of this Agreement, the Sellers have designated the Margaret L. Lesher QTIP Trust as their representative as more fully described in Section 9.18.

D. Unless otherwise specified, definitions of capitalized terms are as set forth in the Definitions Schedule attached hereto.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.   ACQUISITION

          1.1 Purchase And Sale of Stock; Price. Subject to the terms and conditions of this Agreement, the Sellers agree to sell, convey and assign the Stock listed on Schedule 1.1, which will constitute all of the issued and outstanding capital stock of the Corporation as of the Closing, and deliver the certificates evidencing the Stock to the Buyer at the Closing. The certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of the Buyer or its nominee as the Buyer may have directed prior to the Closing Date and otherwise in a form acceptable to the Buyer for transfer on the books of the Corporation, as applicable. The Sellers will pay any stamp, stock transfer and Income Taxes payable with respect to the transfer of the Stock.

          Subject to the terms and conditions of this Agreement, the Buyer agrees to acquire the Stock from the Sellers and to pay funds to the Escrow Agent and the Sellers as more fully described below, at the Closing, in exchange for the Stock:

          (a) Three Hundred Sixty Million Dollars ($360,000,000) (the "Base Purchase Price"); plus

          (b) the Estimated Purchase Price Interest Amount (as defined in
Section 1.4(d) hereof), if any; minus

          (c) $15,500,000; minus

          (d) the Wells Fargo Amount (as defined in Section 4.13 hereof); and plus or minus (as applicable)

          (e) the Estimated Adjustment Amount.

          Such net amount is hereinafter referred to as the "Initial Purchase Price." The Initial Purchase Price will be paid in funds immediately available in the City of San Francisco as follows:

          (i) $25,000,000 which the Buyer shall pay to the Escrow Agent to be held in interest bearing escrow accounts in accordance with the terms of
Section 1.6 hereof and the Escrow Agreement; and

          (ii) the balance to the Sellers in the proportions set forth in
Schedule 1.1 hereto. The amounts payable to the Sellers shall be paid to such accounts as the Sellers shall have notified the Buyer in writing no later than two business days prior to the Closing Date. The Initial Purchase Price is subject to further adjustment after the Closing in accordance with Section 1.4 hereof.

          1.2 Redemption; Excluded Assets. Anything in Section 1.1 to the contrary notwithstanding, immediately before the Closing, the Sellers will cause the Corporation to transfer the following assets (the "Excluded Assets") to the Sellers in redemption of the Stock listed on Schedule 1.2:

               (a) The accounts receivable from the Sellers or any Affiliate of the Sellers which do not relate to goods or services supplied to such Sellers or any of their Affiliates and which are listed on Schedule 1.2(a);

               (b) The rights to any of the Corporation's claims for any federal, state or local Tax refunds with respect to periods ending on or before the Closing; and

               (c) The items set forth on Schedule 1.2(c) subject to the liabilities set forth on Schedule 1.2(c) (the "Excluded Liabilities"). At the Closing the Sellers shall deliver to the Buyer a transfer and assumption instrument executed by the Sellers and the Corporation in form and substance reasonably satisfactory to the Buyer.

               If the Corporation sells any Excluded Assets before the Closing Date, the proceeds of such sale net of applicable Taxes imposed on the Corporation as a result of such sale and transaction costs thereof, rather than the Excluded Assets themselves, will be distributed to the Sellers pursuant to this Section 1.2.

               The Sellers will use commercially reasonable efforts to prevent the Corporation from entering into any agreement with respect to the sale of the Excluded Assets unless such agreement contains a provision to the effect that upon consummation of the Contemplated Transactions the Sellers shall assume all of the obligations of the Corporation under such sales agreement and the Corporation shall be released from all obligations thereunder. In the event that the Sellers are not able despite using such commercially reasonable efforts to obtain such release of liability provision in such sales agreement, the Sellers will not enter into any such sales agreement which contains any non-monetary obligations of the Corporation which would survive the consummation of the Contemplated Transactions without the prior consent of the Buyer, which consent will not be unreasonably withheld or delayed. The parties acknowledge and agree that the Sellers shall jointly and severally indemnify the Buyer and the Corporation for any liabilities arising out of the Excluded Assets and Excluded Liabilities with no liability threshold in accordance with Article 7 hereof.

               The transaction referred to in this Section 1.2 is hereinafter referred to as the "Redemption."

          1.3 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement (the "Contemplated Transactions") shall take place at the offices of Crosby, Heafey, Roach & May Professional Corporation, 1999 Harrison Street, Oakland, California 94612, at 10:00 a.m. California time, on (i) the fiftieth day after the Initial Filing Date, (ii) such later date, not later than the Termination Date or the Sellers' Extended Termination Date, as the case may be, which is designated by the Buyer and reasonably satisfactory to the Sellers and is not more than 5 business days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Articles 5 or 6 hereof (other than those requiring the delivery of a certificate or other document, or the taking of other action, at the Closing) or (iii) at such other place and at such other date and time as the Sellers and the Buyer may mutually agree in writing (the "Closing Date").

          1.4  Purchase Price Adjustment.

               (a) Estimated Stockholders Investment; Estimated Purchase Price Interest Amount. At least five (5) business days prior to the Closing Date, the Sellers shall cause to be prepared and delivered to the Buyer a statement certified by Blanding, Boyer & Rockwell or another independent accounting firm designated by Sellers ("Sellers' Accountants") setting forth, in reasonable detail, the Sellers' good faith estimate of (i) the Stockholders Investment (as hereinafter defined) as of the Closing Date (the "Sellers' Estimated Stockholders Investment") and (ii) the Purchase Price Interest Amount, if any (the "Sellers' Estimated Purchase Price Interest Amount") along with a copy of the computations and workpapers used in connection with the Sellers' determination of the Sellers' Estimated Stockholders Investment and the Sellers' Estimated Purchase Price Interest Amount, if any. The Buyer shall have the right to review and copy the computations and workpapers (including Sellers' Accountant's work papers) and the underlying books and records used in connection with the Sellers' determination of the Sellers' Estimated Stockholders Investment and the Sellers' Estimated Purchase Price Interest Amount, if any, and to have access to the Corporation's officers, employees, books and records in connection with its review of the Sellers' Estimated Stockholders Investment and the Sellers' Estimated Purchase Price Interest Amount, if any. The Sellers' Estimated Stockholders Investment, with such changes, if any, determined by the Sellers' Accountant and modified, if at all, by agreement between the Sellers' Accountant and the Buyer, shall be referred to as the "Estimated Stockholders Investment." The Sellers Estimated Purchase Price Interest Amount, if any, with such changes, if any, determined by the Sellers' Accountant and modified, if at all, by agreement between the Sellers' Accountant and the Buyer, shall be referred to as the "Estimated Purchase Price Interest Amount." If the Estimated Stockholders Investment exceeds $3,893,763, the Base Purchase Price shall be increased by such excess as provided in
Section 1.1(e). If the Estimated Stockholders Investment is less than $3,893,763 the Base Purchase Price shall be decreased by such deficiency as provided in Section 1.1(e). Such increase or decrease, as the case may be, shall be referred to herein as the "Estimated Adjustment Amount."

               (b) Review of Estimated Stockholders Investment and Estimated Purchase Price Interest Amount. As soon as practicable (but in no event more than 120 days) after the Closing Date, the Buyer shall deliver to the Sellers a statement (the "Buyer Closing Statement") certified by at Buyer's election, an officer of the Buyer, Ernst & Young or another independent public accounting firm designated by the Buyer (the "Buyer's Accountant") setting forth its estimate of the amount of the Stockholders Investment of the Corporation as at the Closing Date and the Purchase Price Interest Amount, if any. The certified amount of the Stockholders Investment of the Corporation set forth in the Buyer Closing Statement is hereinafter referred to as the "Certified Stockholders Investment Amount" and the certified amount of Purchase Price Interest Amount, if any, set forth in the Buyer Closing Statement is hereafter referred to as the "Certified Purchase Price Interest Amount." The Certified Stockholders Investment Amount and the Certified Purchase Price Interest Amount, if any, shall become final and binding on the Sellers and the Buyer on the thirtieth day after delivery of the Buyer Closing Statement unless, with respect to either or both of such amounts, the Sellers give the Buyer written notice of their disagreement (a "Notice of Disagreement") within 30 days following the receipt by the Sellers of the Buyer Closing Statement setting forth the Certified Stockholders Investment Amount and the Certified Purchase Price Interest Amount, if any. The Sellers' Accountants and their representatives will be entitled to review and copy, during normal business hours, the books, records and work papers of the Corporation for purposes of this Section 1.4. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreements so asserted. During a period of 30 days following the aforesaid 30-day period, the Buyer and the Sellers shall attempt to resolve in writing any differences which they may have with respect to any matter specified in any Notice of Disagreement. If at the end of such 30-day period, the Buyer and the Sellers shall have failed to reach written agreement with respect to all of such matters, then all such matters as specified in any Notice of Disagreement as to which such written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by KPMG Peat Marwick LLP or such other nationally recognized accounting firm as the Buyer and the Sellers shall agree to retain (the "Arbitrator"). The Arbitrator shall consider only the Disputed Matters. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the Buyer and the Sellers. Upon resolution of all Disputed Matters, the Arbitrator shall cause to be prepared and shall deliver to the Buyer and the Sellers its determination of the Stockholders Investment of the Corporation as of the Closing Date and, if applicable, its determination of the Purchase Price Interest Amount which determination or determinations shall be final and binding upon the Buyer and the Sellers.

               (c) Definition of Stockholders Investment. For purposes of this Agreement, "Stockholders Investment" of the Corporation shall mean the excess, if any, of "assets" of the Corporation over "liabilities" of the Corporation, determined in accordance with generally accepted accounting principles in a manner consistent with the application of such principles in the preparation of the 1994 Financial Statements. Notwithstanding the foregoing, the parties agree that the following policies and procedures shall be followed in the determination of Stockholders' Investment: (i) inventory will be calculated as if the Corporation used the "first in, first out" method of accounting for inventory, (ii) Stockholders Investment will not take into account the Excluded Assets and Excluded Liabilities if the Redemption has taken place, (iii) if any item comprising "assets" or "liabilities" on the Balance Sheet was not calculated in accordance with generally accepted accounting principles, then the manner and method of calculation pursuant to this Section 1.4(c) shall be consistent with generally accepted accounting principles, (iv) the Wells Fargo Amount will be included as a liability of the Corporation notwithstanding the repayment thereof contemplated by Section 4.13;
(v) to the extent not already included in the Corporation's liabilities for the purpose of making this computation, all federal and state Income Taxes imposed on the Corporation as a result of the deemed sale of its assets pursuant to the Election as defined in Section 4.11(a), the sale of any Excluded Assets and the Redemption will be included as a liability of the Corporation, (vi) liabilities shall be increased by an amount equal to the liability required to be recognized by the Corporation if it were to establish a liability account pursuant to the requirements of FASB 106 (except that, for purposes of calculating post-Closing benefits to persons not retired from the Corporation, such benefits shall be calculated utilizing the least costly of (x) the Corporation's existing medical benefit plans or (y) the medical benefits available to similarly situated non-union employees of the Buyer and its subsidiaries as of the Closing Date; provided, however, that if the determination of costs associated with the medical benefits is made under clause (y), the parties shall utilize computational assumptions consistent with the Buyer's policies, and (vii) to the extent that the Corporation has not paid in full its obligation for severance pay to certain former employees described on Schedule 1.4(c)(vii), such amount shall be included in the Corporation's liabilities for the purpose of making this computation.

               (d) Definition of Purchase Price Interest Amount. For purposes of this Agreement, "Purchase Price Interest Amount" shall mean, the amount, if any, greater than zero, but not less than zero, equal to (i) the sum of (A) the Final Purchase Price that would have been payable to the Sellers under this Agreement if the Closing had occurred on the First Termination Date (as defined below), exclusive of this Purchase Price Interest Amount, minus (B) the sum of
(x) all Taxes, if any, that would have been payable by the Sellers during the Interim Period (as defined below) (including Taxes payable as a result of the Election) on the amount they would have received pursuant to the foregoing clause (A) if the Closing had occurred on the First Termination Date, plus (y) the amount of all transaction costs, including investment banking fees and other transaction expenses incurred by the Sellers and the Corporation in connection with the Contemplated Transactions, plus (z) the net income of the Corporation determined in accordance with generally accepted accounting principles during the period from the First Termination Date to the Closing Date ("Interim Period") plus any distributions in excess of net income made by the Corporation to the Sellers during the Interim Period, (ii) multiplied by a fraction, the numerator of which is the number of days during the Interim Period, and the denominator of which is 365, (iii) multiplied by .08; provided, however, that for purposes of computing the number of days during the Interim Period under clause (ii), the number of days during the Interim Period shall be reduced by the number of days during the Interim Period on which less than all of the conditions to the Buyer's obligations to consummate the Contemplated Transactions have been satisfied or waived by the Buyer or would reasonably have been expected to be satisfied other than the conditions to the Buyer's obligation under Section 6.8 hereof.

               (e) Stockholders Investment Adjustment. In the event that the amount of the Stockholders Investment of the Corporation, as finally determined pursuant to Section 1.4(b) (the "Final Stockholders Investment Amount") is less than the Estimated Stockholders Investment, the Sellers shall pay to the Buyer within five business days following the date upon which the determination of the Stockholders Investment of the Corporation becomes final and binding upon the parties as an adjustment to the Initial Purchase Price, an amount equal to such deficiency, plus interest thereon from the Closing Date to the date of payment at a rate of 8% per year. In the event that the Final Stockholders Investment Amount is greater than the Estimated Stockholders Investment, the Buyer shall pay to the Sellers within five business days following the date upon which the determination of the Stockholders Investment becomes final and binding upon the parties as an adjustment to the Initial Purchase Price, an amount equal to such excess, plus interest thereon from the Closing Date to the date of payment at a rate of 8% per year.

               (f) Purchase Price Interest Adjustment. In the event that the amount of the Purchase Price Interest Amount, if any, as finally determined pursuant to Section 1.4(b) (the "Final Purchase Price Interest Amount") is less than the Estimated Purchase Price Interest Amount, if any, the Sellers shall pay to the Buyer within five business days following the date upon which the determination of the Purchase Price Interest Amount becomes final and binding upon the parties as an adjustment to the Initial Purchase Price an amount equal to such deficiency, plus interest thereon from the Closing Date to the date of payment at a rate of 8% per year. In the event that the Final Purchase Price Interest Amount is greater than the Estimated Purchase Price Interest Amount, the Buyer shall pay to the Sellers within 5 business days following the date upon which the determination of the Purchase Price Interest Amount becomes final and binding upon the parties as an adjustment to the Initial Purchase Price, an amount equal to such excess, plus interest thereon from the Closing Date to the date of payment at a rate of 8% per year.

               (g) Purchase Price. Any amounts required to be paid pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds to accounts to be designated by the Buyer or the Sellers, as the case may be. The Initial Purchase Price as finally adjusted pursuant to this Section 1.4, is hereinafter referred to as the "Final Purchase Price."

               (h) Expenses of Post-Closing Adjustments. The fees and expenses of the Sellers' Accountants incurred in connection with the determination of the amount of the Stockholders Investment and the Purchase Price Interest Amount of the Corporation shall be paid by the Sellers. The fees and expenses of the Buyer's Accountants shall be paid by the Buyer. The fees and expenses, if any, of the Arbitrator incurred in connection with the review and determination of any Disputed Matters shall be borne one-half by the Buyer and one-half by the Sellers.

          1.5 Transfer Taxes; Title Insurance Fees. Except as otherwise provided in Section 1.1, all documentary, sales, use, transfer, registration, recordation and other such taxes and fees (collectively, "Transfer Taxes"), if any, and all premiums for policies of title insurance, whether on the sale of the Shadelands Property or otherwise, including title insurance on all Owned Real Property, incurred in connection with this Agreement and the Contemplated Transactions (other than the Redemption with respect to which the Sellers shall be solely responsible for Transfer Taxes, premiums for policies of title insurance and related expenses) shall be paid one-half by the Buyer and one-half by the Sellers and the Buyer shall prepare and properly file accurate tax returns and other documentation with respect to the Transfer Taxes on a timely basis. The costs of preparing such returns shall be paid one-half by the Buyer and one-half by the Sellers. If any party receives a notice of collection or assessment of an amount that is payable by another party under this Section 1.5, the receiving party shall deliver such notice to the other parties and shall cooperate with them in any such inquiry, examination or proceeding and after determination thereof, the applicable party shall promptly make any required payments.

          1.6 Escrow. The Buyer and the Sellers shall, and shall cause the Escrow Agent contemplated thereby to enter an Escrow Agreement reasonably satisfactory to the parties at the Closing in connection with the deposit by the Buyer into the Escrow Account of Twenty-Five Million Dollars ($25,000,000), which Escrow Agreement shall include provisions reasonably satisfactory to the parties, among others, substantially similar to the following:

               (a) If any amounts are owed by the Sellers to the Buyer in accordance with Sections 1.4, 4.7, 4.11 or Article 7 or otherwise hereunder, the Buyer may instruct the Escrow Agent to pay such amounts out of the escrow account to the Buyer as provided in the Escrow Agreement; provided, however, the Buyer has the right to proceed directly against the Sellers rather than or in addition to seeking recovery under the Escrow Agreement.

               (b) If on the first anniversary of the Closing Date, the balance in the escrow account exceeds Fifteen Million Dollars ($15,000,000) plus the sum of (x) the amount that has been reserved to pay any disputed claims in accordance with the Escrow Agreement and (y) the amount that has been released to the Buyer during such 12-month period, plus (z) the income earned on such amounts, the Buyer and the Sellers shall instruct the Escrow Agent to pay such excess amount to the Sellers by wire transfer in accordance with wire instructions provided by the Sellers not less than 2 days before such payment is to be made. Any disputes with respect to disbursements from the Escrow Account shall be handled in accordance with the terms of the Escrow Agreement.

               (c) If on the second anniversary of the Closing Date, the balance in the escrow account exceeds Five Million Dollars ($5,000,000) plus the sum of (x) the amount that has been reserved to pay any disputed claims in accordance with the Escrow Agreement and (y) the amount that has been released to the Buyer during such second 12-month period, plus the income earned on such amounts, the Buyer and the Sellers shall instruct the Escrow Agent to pay such excess amount to the Sellers by wire transfer in accordance with wire instructions, provided by the Sellers not less than 2 days before such payment is to be made. Any disputes with respect to disbursements from the Escrow Account shall be handled in accordance with the terms of the Escrow Agreement.

               (d) If at any time from time to time after the end of the thirty-sixth month following the Closing Date, the balance in the escrow account exceeds the amount that has been reserved to pay any disputed claims in accordance with the Escrow Agreement, plus the income earned on such amount, the Buyer and the Sellers shall instruct the Escrow Agent to pay such excess amount to the Sellers by wire transfer in accordance with wire instructions, provided by the Sellers not less than 2 days before such payment is to be made. Any disputes with respect to disbursements from the Escrow Account shall be handled in accordance with the terms of the Escrow Agreement.

          1.7 Payments to Sellers. All amounts payable to the Sellers under this Agreement and/or the Escrow Agreement shall be paid to them in the proportions set forth in Schedule 1.1 hereto.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          As an inducement for the Buyer to enter into this Agreement, each Seller jointly and severally hereby represents and warrants to the Buyer as follows:

          2.1 Corporate Existence and Rights. The Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and (ii) has all requisite corporate power and lawful authority to own, lease and operate its properties and other assets and to carry on its business as now being and heretofore conducted. The Corporation has no subsidiaries. The copies of the articles of incorporation and bylaws of the Corporation, which have been previously delivered to the Buyer, are complete and correct. The Corporation is duly qualified and in good standing in the jurisdictions set forth on Schedule 2.1, which are the only jurisdictions in which such qualification is required by law and in which the failure so to qualify would have a material adverse effect on the business, results of operations or financial condition of the Corporation or its assets and liabilities taken as a whole ("Material Adverse Effect"). Schedule 2.1 correctly lists the current directors and officers of the Corporation.

          2.2  Stock.

               (a) Each Seller represents that (i) such Seller owns all of the outstanding Stock beneficially and of record, as described in Schedule 2.2;
(ii) the Stock owned by such Seller is owned free and clear of any Claim except for the pledge of that Stock to Wells Fargo, which pledge will be released at the Closing upon payment of the Wells Fargo Amount to Wells Fargo as described in Section 4.13 and an unrecorded lien under section 6324 of the Code for payment of estate taxes on the estate of Dean S. Lesher, which lien will be divested in accordance with Section 6324 of the Code upon the Closing; (iii) there are no outstanding contracts for any such Seller to acquire or transfer any Stock or any rights or interests therein; and (iv) at the Closing, the Buyer will acquire good, valid and marketable title to and complete ownership of such Seller's Stock, free and clear of any Claim.

               (b)  The authorized capital stock of the Corporation consists of
(x) 25,000 shares of common stock, $100 par value, of which 16,829.02 shares will be issued and outstanding immediately prior to the Redemption and 16,596.86 shares will be issued and outstanding as of the Closing, and (y) 5,000 shares of preferred stock, $100 par value, none of which is or will be outstanding. Except for the Sellers, and the interests of Wells Fargo Bank and the Internal Revenue Service, as described in Section 2.2(a), which will be released and/or divested at the Closing, no person owns any interest in or any right to any capital stock or other equity security of the Corporation. Except for the transactions contemplated by this Agreement, and provisions of the Corporation's articles of incorporation granting preemptive rights which will be deleted prior to Closing, there is no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge, delivery or other disposition of any securities of the Corporation or any securities convertible into, or other rights to acquire, any securities of the Corporation
(ii) relates to the voting or control of any securities of the Corporation or
(iii) obligates the Corporation or any of its Affiliates to grant, offer or enter into any of the foregoing. There are no outstanding contracts of the Corporation to repurchase, redeem or otherwise acquire any Stock. All of the Stock is duly authorized, validly issued and outstanding and fully paid and nonassessable and was issued in conformity with applicable laws. None of the Stock was issued in violation of preemptive rights. At the Closing there will be no preemptive rights in respect of the Stock. Any Stock of the Corporation which was issued and reacquired by the Corporation, including, but not limited to, the Redemption, was so reacquired (and, if reissued, so reissued) in compliance with all applicable laws, and the Corporation has no outstanding obligation or liability with respect thereto.

          2.3 Agreements Authorized. Each Seller has the requisite power and authority to execute, deliver and perform the terms and conditions of this

Agreement and the Escrow Agreement and consummate the Contemplated Transactions and, if such Seller is a trustee, has taken all necessary action under the governing trust instrument to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement. Each Seller that is a trustee or trustees under a will, trust agreement, trust indenture or other instrument creating the trust or trusts of which such Seller is a trustee or trustees (i) is or are acting in his, her, its or their capacity or capacities as trustee or trustees, (ii) is or are all of the trustee or trustees acting under such will, trust agreement, trust indenture or other instrument (iii) has or have the power under such will, trust agreement, trust indenture or other instrument to sell the Stock owned by such Seller as trustee or trustees, (iv) if acting as trustee or trustees under a will, is or are duly appointed by and in good standing with the court having jurisdiction over the will, (v) if acting as trustee or trustees under a trust agreement, trust indenture or other instrument other than a will, is or are the trustee or trustees named in such agreement, indenture or other instrument, or have been duly appointed as successor or substitute trustee or trustees pursuant to the provisions of such agreement, indenture or other instrument. Except as set forth in Schedule 2.3, the execution, delivery and performance by the Sellers of this Agreement and the Escrow Agreement in accordance with its terms and the consummation of the Contemplated Transactions will not require notice to, filing with or the consent, approval or waiver of, any Government Authority or other person, except for the filing under the HSR Act (as defined in Section 4.5), consents required under contracts to which the Seller is a party as specified in
Schedule 2.3 or regulatory approvals or notices required where the failure to obtain such consent or give such notice would not, individually or in the aggregate, have a Material Adverse Effect or impair the Sellers' ability to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by the Sellers, or, if any Seller is a trustee or trustees acting in his or its or their capacity or capacities as trustee or trustees, by such Seller as trustee or trustees of the trust or trusts in which the Stock of such Seller are held, and at the Closing, the Escrow Agreement will be so delivered and duly executed by each such Seller, and in each case, creates legal, valid and binding obligations of the Sellers enforceable against each such Seller in accordance with their respective terms.

          2.4 No Conflict. Except as set forth on Schedule 2.4, the execution, delivery and performance by the Sellers of this Agreement and the Escrow Agreement and the Consummation of the Contemplated Transactions will not, and would not, with the giving of notice, lapse of time or both: (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate, modify or accelerate obligations under any agreement, indenture, undertaking, lease, sublease or other instrument to which any Seller or the Corporation is a party or by which any Seller, the Corporation or any of its assets may be bound or affected, (ii) violate or conflict with any Legal Requirements to which any Seller or the Corporation is subject, (iii) violate any provision of the articles of incorporation or bylaws of the Corporation, or (iv) if any Seller is a trustee or trustees acting in his, its or their capacity or capacities as trustee or trustees, violate any provision of the will, trust agreement, trust indenture or other instrument creating the trust or trusts of which such Seller is trustee or trustees.

          2.5  Financial Statements.

               (a) Audited Financial Statements. The Sellers have delivered to the Buyer audited balance sheets of the Corporation as at December 27, 1992, December 26, 1993 and December 25, 1994 (the 1994 balance sheet being referred to hereinafter as the "Balance Sheet"), income statements, statements of changes in stockholders' equity and cash flows of the Corporation for the fiscal years ended December 27, 1992, December 26, 1993 and December 25, 1994, all of which were audited and reported on by Blanding, Boyer & Rockwell. The balance sheets, income statements, statements of stockholders' equity and cash flows are collectively referred to as the "Financial Statements." Except for the retired lives reserve included in Schedule 1.2(c), the Financial Statements
(i) fairly reflect the information contained in the books and records of the Corporation in all material respects, (ii) present fairly the financial condition, results of operations, stockholders' equity and cash flows of the Corporation as at and for the periods indicated therein, and (iii) have been prepared in accordance with generally accepted accounting principles for the described periods consistently applied.

               (b) Unaudited Pro Forma Balance Sheet and Interim Financial Statements. Sellers have delivered to Buyer an unaudited consolidated balance sheet of the Corporation as of July 2, 1995 (the "July 2 Balance Sheet") and the related consolidated statement of operations for the period then ended. The pro forma balance sheet dated December 31, 1994, which has been delivered to the Buyer prior to the date of this Agreement (i) fairly reflects the information contained in the books and records of the Corporation (other than Excluded Assets and Excluded Liabilities) in all material respects, (ii) presents fairly the proforma assets and liabilities of the Corporation (other than Excluded Assets and Excluded Liabilities) as at December 31, 1994, and

(iii) has been prepared in accordance with generally accepted accounting principles consistently applied. The July 2 Balance Sheet and statement of operations for the period ending July 2, 1995 have been certified by the Corporation's controller and other than with respect to the Excluded Assets and Excluded Liabilities, (i) fairly reflect the information contained in the books and records of the Corporation in all material respects, (ii) present fairly the assets, liabilities, financial condition and results of operations of the Corporation as at and for the periods indicated therein, and (iii) have been prepared in accordance with generally accepted accounting principles for the described period consistently applied, except for changes, if any, required by generally accepted accounting principles and disclosed therein. The interim balance sheet and statement of operations reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include but are not limited to estimated provisions for year-end adjustments) necessary for a fair presentation. The adjustments set forth on Schedule 2.5 were made in accordance with the Corporation's books and records as at the date indicated which were audited by the Sellers' Accountants and found to be in accordance with generally accepted accounting principles.

          2.6 Compliance with Laws; Litigation and Claims. There are no outstanding orders, judgments, decrees, writs, injunctions, stipulations or awards of any Government Authority against or involving the Corporation or its assets and the Corporation is not in violation of any Legal Requirements applicable to the Corporation or its assets other than such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 2.6, (i) there is no pending or, to the Sellers' and the Corporation's knowledge, threatened, claim, litigation, arbitration, administrative or other formal proceeding against or affecting the Sellers, the Corporation or their or its assets, and there is no pending or, to the Sellers' and the Corporation's knowledge, threatened, investigation or other proceeding (formal or informal) or third party claim, including without limitation claims by customers, or claims by any Government Authority or any other person, whether or not covered by insurance, which individually or in the aggregate would have a Material Adverse Effect, (ii) the use and operation of the Corporation's assets comply in all material respects with all Legal Requirements and, to the Sellers' and the Corporation's knowledge, there is no reasonable basis for any litigation, investigation, arbitration or other proceeding (formal or informal), or third party claim, which, based upon known facts and circumstances, would individually or in the aggregate have a Material Adverse Effect. The Corporation is not in default with respect to any order, judgment, writ, injunction, decree, stipulation or demand of any court or other Government Authority.

          2.7  Business Changes.

               (a)  Except as provided in this Agreement or as set forth on
Schedule 2.7(a), since July 2, 1995 (the "Interim Balance Sheet Date"), the Corporation (i) has conducted its business in the ordinary course and consistent with past practices, and, (ii) has not:

                    (A) hired, or agreed to hire, any person whose current annual compensation (including bonuses and commissions) exceeds $100,000, or entered into or amended, or agreed to enter into or amend, any employment agreement with any employee whose compensation exceeds $100,000; or entered into or amended, or agreed to enter into or amend, any Benefit Plan;

                    (B) waived, or agreed to waive, any right of material value to the Corporation except for consideration reasonably deemed adequate by the Corporation;

                    (C) materially changed, or agreed to materially change, any of its business or accounting policies or practices, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies or practices;

                    (D) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, in each case other than in the ordinary course of business and consistent with past practice and in no event in excess of 5% of the base compensation during the prior fiscal year or any accrual for or commitment or agreement to make or pay the same;

                    (E) except in the ordinary course of business and consistent with past practice made, or agreed to make, any payment or commitment to pay any severance or termination pay to any employees;

                    (F) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate would have a Material Adverse Effect;

                    (G) terminated, agreed to terminate, or failed to renew any insurance coverage, permit, contract or other agreement where such termination or failure to renew would have a Material Adverse Effect;

                    (H) entered into or amended, or agreed to enter into or amend, any other contract or other agreement or other transaction material to the assets, operations, prospects or financial condition of the Corporation;

                    (I) suffered any strike or other labor disputes which, individually or in the aggregate, would have a Material Adverse Effect;

                    (J) mortgaged, pledged or otherwise encumbered any assets and, except for Excluded Assets, sold, leased, subleased, surrendered or disposed of any assets, except at arm's length, for fair value in the ordinary course of business and consistent with past practice;

                    (K) borrowed or agreed to borrow any funds (except for advances drawn on the Corporation's line of credit agreement as in effect on the date of this Agreement) or incurred, assumed or guaranteed any obligation or liability (absolute or contingent);

                    (L) except for distributions to shareholders to pay quarterly estimates of income taxes payable with respect to the Corporation's income and monthly distributions of $97,000 to shareholders of the Corporation, declared or paid any dividend or other distribution in respect of its capital stock and, except for the Redemption, has not directly or indirectly acquired or redeemed or split, combined or reclassified any shares of capital stock of the Corporation;

                    (M) changed or amended its articles of incorporation or bylaws, except to eliminate preemptive rights and rights of first referral to purchase the Stock.

               (b) Except as disclosed in Schedule 2.7(b), since July 2, 1995, there has been no material adverse change in the business, operations, properties, results of operations or financial condition of the Corporation or its assets and liabilities taken as a whole, other than changes affecting the newspaper industry generally.

          2.8  Real Property.

               (a) Owned Real Property. The Corporation has good, insurable and marketable title to the land described on Schedule 2.8(a) and to all of the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property") free and clear of all Claims other than (i) liens for taxes not yet due or which may thereafter be paid without penalty, (ii) mechanics', carriers, workmen's, repairman's or other like liens arising or incurred in the ordinary course of business and consistent with past practice and securing debts reflected in the Financial Statements, (iii) imperfections of title or non-monetary encumbrances, if any, which do not individually or in the aggregate affect the marketability of the Owned Real Property subject thereto, materially reduce the fair market value of the Owned Real Property below the fair market value the Owned Real Property would have had but for such encumbrances, and do not impair the use, occupancy or operation of the Owned Real Property subject thereto in the Business as presently conducted, and (iv) such Claims securing indebtedness disclosed in the Financial Statements. The Corporation is not in default with respect to any security agreement, mortgage agreement, or other financing agreement involving the Owned Real Property except for such defaults which would not individually or in the aggregate have a Material Adverse Effect. At the Closing, the Shadelands Property will be Owned Real Property and the representations and warranties in this Section 2.8(a) will be true and correct with respect to it.

               (b) Leased Real Property. Schedule 2.8(b) is a true, correct and complete schedule of all leases, subleases, licenses and other agreements, and all modifications, amendments and supplements thereto (collectively, the "Real Property Leases") under which the Corporation uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and improvements covered by such Real Property Leases being referred to herein as the "Leased Real Property"). The Sellers have made available to the Buyer true and complete copies of all of the Real Property Leases prior to the date hereof. Each of the Real Property Leases is in full force and effect, all rents and other sums due and payable by the Corporation thereunder have been paid and the Corporation is not in material default thereunder. To the Seller's and the Corporation's knowledge, no lessor under any such leases is in material default thereunder. Each of the Real Property Leases is a legal and binding obligation of, and enforceable in accordance with its terms, against the Corporation, and is a legal and binding obligation of, and enforceable in accordance with its terms against, the applicable lessor. No termination event or condition or uncured default on the part of the Corporation exists under any Real Property Lease. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition under any Real Property Lease.
Except as set forth on Schedule 2.8(b), there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any portion of the Leased Real Property which is superior to the interest of the Corporation as tenant under each of the Real Property Leases. The Corporation holds the leasehold estate under and interest in each Real Property Lease free and clear of all Claims, except as set forth on Schedule 2.8(b).

               (c) Use of Real Property. All of the land, buildings, structures, plants, facilities and other improvements used in the conduct of the Business are included in the Owned Real Property and the Leased Real Property. The Owned Real Property and the Leased Real Property are sometimes referred to herein collectively as the "Real Property." The Real Property is in full compliance with all applicable building, zoning, subdivision and other land use and similar laws, codes, ordinances, rules, regulations and orders of Government Authorities other than such failures to comply as would not individually or in the aggregate have a Material Adverse Effect. No dispute currently exists with any Government Authority with respect to the application of any Legal Requirement to the Real Property. Except as set forth on Schedule 2.8(c), the Corporation does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Real Property or any part thereof (or interest therein). No portion of the Real Property has suffered any damage by fire or other casualty which would individually or in the aggregate have a Material Adverse Effect and which has not been heretofore completely repaired and restored to its original condition. No portion of the Real Property is located in a special flood hazard area as designated by federal governmental authorities. The Corporation has legal and practical access to all Real Property sufficient to continue to operate its business in the manner currently operated. The Owned Real Property is in compliance with all restrictions of record and other recorded Claims.

          2.9  Taxes.

               (a)  S Corporation Issues.  Except as set forth in Schedule
2.9(a):

                   (i) The Company made a valid election to be taxed as an S corporation within the meaning of Section 1361(a)(1) of the Code (an "S Corporation") on December 30, 1986. That election served as a valid election for California income and franchise tax purposes.

                  (ii) Each Seller that is not an individual is a qualified Subchapter S trust within the meaning of Section 1361(d)(3) of the Code and a valid election under Section 1361(d)(2) of the Code has been timely filed with respect to each such trust.

                 (iii) (A) The Corporation for each of its taxable years since its taxable year beginning October 1, 1987, has been, and through the Closing Date will remain, an S Corporation for federal income and California income and franchise Tax purposes; (B) no asset of the Corporation the basis of which is determined in whole or in part by reference to the basis of such asset in the hands of a "C Corporation" (as such term is defined in Section 1361(a)(2) of the Code) was acquired from any C Corporation; (C) no termination of the Corporation's S Corporation election has occurred pursuant to Section 1362(d) of the Code or otherwise; (D) the Corporation has no liability for Tax under Section 1371 of the Code.

               (b)Compliance. The Corporation has timely filed or will timely file all required Returns, has paid all Income Taxes due for all periods ending on or before December 31, 1994, and has, or as of the Closing Date will have, paid all (i) other Taxes due for all periods ending on or before the Closing Date and (ii) Income Taxes shown to be due on any Returns. Adequate provision has been made in the books and records of the Corporation, and (to the extent required to be made thereon in accordance with generally accepted accounting principles) in the financial statements referred to in Section 2.5 above for all Taxes due and payable or properly accruable. The Corporation is not a "United States real property holding corporation" within the meaning of Section 897(c) of the Code. As of the Closing Date, the Corporation will have no liability for Taxes other than Taxes for which full provision will have been made in the determination of the Final Stockholders Investment Amount. The Corporation is not liable for any foreign Taxes or any state or local Taxes outside of California. The Sellers have made available to the Buyer prior to the date of this Agreement complete and accurate copies of all Returns filed by the Corporation for periods for which the statute of limitations is still open. The Corporation does not have in effect, and has not been requested to make, any waiver or extension of any statute of limitations with respect to Taxes. None of the Sellers is a foreign person subject to withholding under Section 1445 of the Code and the Treasury Regulations promulgated thereunder, and certification to that effect will be delivered to the Buyer at or prior to the Closing. Schedule 2.9(b) lists the date or dates through which any Government Authority has examined the United States federal income tax returns and any other Returns of the Corporation. All required Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. Except as set forth in Schedule 2.9(b), no Government Authority has, during the past three years, examined or is in the process of examining any Returns of the Corporation. Except as set forth on Schedule 2.9(b), no Government Authority has proposed (tentatively or definitively), asserted or assessed or, to the Sellers' and the Corporation's knowledge, threatened to propose or assert, any deficiency, assessment or claim for Taxes and, to the Sellers' and the Corporation's knowledge, there would be no proper basis for any such delinquency assessment or claim.

               (c) Except as set forth on Schedule 2.9(c), the Corporation has complied in all material respects with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper Government Authority all amounts required to be so withheld and paid over for all periods under all applicable laws.

               (d) Miscellaneous Tax Issues. Except as set forth on Schedule 2.9(d):

                   (i) No property of the Corporation is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Code.

                  (ii) The Corporation has not filed a consent under Section 341(f) of the Code.

                 (iii) The Corporation has not agreed and is not required to make any adjustment under Section 481(a) of the Code.

                  (iv) The Corporation has not been included in any consolidated, combined or unitary Tax Returns.

                   (v) The Corporation is not liable for the Taxes of any person as a "transferee" within the meaning of Section 6901 of the Code.

               All references in this Section 2.9 to any provision of the Code and to federal Income Tax regulations shall be deemed to include the analogous provisions of California law.

               All references in this Section 2.9 to the Corporation shall be deemed to include any predecessors thereto (including any entities that have merged into the Corporation).

          2.10 Improvements and Personal Property.  Except as set forth on
Schedule 2.10, the Corporation has good and marketable title to and all right to use all personal property (other than the Excluded Assets) material to the operation of the business as currently conducted. The tangible assets and properties of the Corporation used in the Business, taken as a whole, are in good operating condition, reasonable wear and tear excepted. The Stock is sold on the basis that the buildings, offices, and any other structures and improvements included within the Real Property or occupied by the Corporation and all machinery, equipment, fixtures, furniture, leasehold improvements and motor vehicles relating to or used in the Corporation's business are accepted by the Buyer on an "AS IS, WHERE IS" BASIS AND, EXCEPT AS TO THE EXPRESS WARRANTIES SET FORTH HEREIN, THE SELLERS EXCLUDE ALL WARRANTIES, EXPRESS OR IMPLIED, IN LAW OR IN FACT, WITH RESPECT TO THE CORPORATION'S ASSETS, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. There is no pending, or to the Sellers' and the Corporation's knowledge, threatened or contemplated condemnation proceeding or any sale or other disposition in lieu of condemnation, eminent domain or inverse condemnation affecting the Real Property or any part thereof which individually or in the aggregate would have a Material Adverse Effect. Except as disclosed in Schedule 2.10, during the past three years there has not been any interruption of the operations of the Corporation's business due to inadequate maintenance of any personal property other than those individually or in the aggregate which have not had a Material Adverse Effect.

          2.11 Restrictive Agreements. Except as set forth in Schedule 2.11, there are no contracts or agreements to which the Corporation is a party or under which the Corporation or its assets are in any way bound that in any way excludes or materially restricts the Corporation or its assets, or would exclude or restrict the Buyer, any of its Affiliates, or the Corporation upon consummation of the Contemplated Transactions, from competing in any geographic area.

          2.12 Intellectual Property.

               (a)  List of Intellectual Property.  Schedule 2.12 sets forth:

                   (i) all patents issued to or patent rights enjoyed by the Corporation and all pending patent applications filed by or on behalf of the Corporation relating to its business and assets;

                  (ii) all Trademarks issued to or trademark rights used by the Corporation relating to its business and assets;

                 (iii) all copyrights, including copyrights for printed matter, databases, software, CD/ROM discs, software and CD/ROM disc source codes, copyright registrations and all pending applications for copyright registration filed by or on behalf of or issued to the Corporation;

                  (iv) all existing license agreements or arrangements to which the Corporation is party, whether as licensor or licensee or otherwise, with respect to any Trademark which are used or are contemplated to be used in the conduct of or otherwise relate to the Business, except for software license agreements generally available to the public under which the Corporation is a licensee; and

                   (v) all existing license agreements or arrangements to which the Corporation is a party, whether as licensor or licensee or otherwise, with respect to any patent or copyright or any registration or any application therefor which are used or are contemplated to be used in the conduct of or otherwise relate to the Business, except for software license agreements generally available to the public under which the Corporation is a licensee.

               (b)  Right to Use Intellectual Property.  Except as set forth on
Schedule 2.12, to the Sellers' and the Corporation's knowledge, there are no patents, Trademarks, copyrights or license agreements presently being used in, or which are contemplated being used by the Corporation in, the conduct of the Business. Except as stated on Schedule 2.12, the Corporation owns or, in the case of licenses, possesses adequate, enforceable and assignable licenses to use, free and clear of any and all Claims, each of the items set forth on
Schedule 2.12 and the other Intellectual Property used by the Corporation, and the use of all Intellectual Property by the Corporation does not infringe on any patent, Trademark, copyright or other Intellectual Property right of any other person. The Corporation has received no notice and neither the Sellers nor the Corporation otherwise has any knowledge of any adversely held patent, invention, Trademark or copyright of any other person and has no notice of any claim of any other person that it has infringed upon or is infringing upon, or has engaged in and is engaging in any unauthorized use or misappropriation with respect to any of the property set forth on Schedule 2.12 or any other Intellectual Property or Confidential Information of the Corporation. The Corporation has the right to use, free and clear of any claims of infringement by or rights of others, all trade secrets, know-how, processes, technology, blueprints, and designs utilized in or incident to their business as presently conducted ("Confidential Information") and, such use does not infringe on any patent, trademark, copyright, service mark, trade name or other proprietary right of any third party. The Corporation has taken all action in its judgment reasonably necessary to protect each item of Intellectual Property that it owns or uses and, except as set forth on Schedule 2.12, has made no outstanding claims that any other person has violated or infringed its rights with respect to any Intellectual Property and knows of no basis for the making of any such claim. All licenses, agreements or arrangements listed on Schedule 2.12 are in full force and effect. Neither the Corporation nor, to the Sellers' and the Corporation's knowledge, any other party to any such licenses, agreements or arrangements is in default or alleged default thereunder.

               (c) Except as set forth in Schedule 2.12, no source code listing for any software or computer programs that are being used by the Corporation has ever been sold, licensed, leased, conveyed, delivered or, to the Sellers' knowledge, disclosed or otherwise made available or known, in whole or in part, by the Corporation or any of its Affiliates to any third party.

          2.13 Insurance. Schedule 2.13 sets forth a list (specifying the insurer, describing each pending claim thereunder and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance (including insurance policies, relating to the leasing, use, occupancy or operation of the Real Property or any portion thereof) held by or on behalf of the Corporation other than those related exclusively to the Excluded Assets. Copies of such policies have been made available to the Buyer prior to the date hereof and are accurate and complete in all material respects. Furthermore, (i) the Corporation is not in default in any material respect under any such policies, and (ii) the Corporation has not received any notice of cancellation, non-renewal, material increase in any premium or future unavailability of current coverage on similar terms, with respect to any such policy.

          2.14 Contracts. Schedule 2.14 sets forth all material contracts, other than those which constitute Excluded Assets and Excluded Liabilities, to which the Corporation is a party or by which it and/or any of its assets are bound, including all amendments, modifications and waivers (the "Contracts"). Complete and accurate copies of the Contracts (including all amendments, modifications and waivers) have been made available to the Buyer. To the Sellers' and the Corporation's knowledge, no party (other than the Corporation) under any contract (including without limitation the Contracts) to which the Corporation is a party or by which its assets are bound is in default, or with the giving of notice, lapse of time or both, would be in default thereunder, except for such defaults as would not individually or in the aggregate have a Material Adverse Effect. Each of the contracts (including all amendments, modifications and waivers and including without limitation the Contracts) to which the Corporation is a party or by which its assets are bound is in full force and effect in accordance with its terms without any amendment, modification or waiver not reflected in the contracts made available to the Buyer, except where the failure of such contracts to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

               The Corporation is not in default under any contract (including without limitation the Contracts) to which it is a party or by which its assets are bound, or, with the giving of notice, lapse of time or both would the Corporation be in default, other than such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          2.15 Employees. Schedule 2.15 sets forth the names of all present employees of the Corporation in the Business who receive a base compensation in excess of $75,000 per annum.

          2.16 Employee Benefits.

               (a) List of Benefit Plans. Schedule 2.16 sets forth all employee benefit plans or arrangements of any type within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), and all other material employee benefit plans or arrangements, whether written or oral, including, without limitation, any bonus, incentive, deferred compensation, severance, sick pay, vacation, disability, workers compensation, flexible spending, fringe benefit, voluntary employees beneficiary association, insurance plans or arrangements, other than employee fringe benefits with inconsequential costs, under which the Corporation has, or in the future could have, any actual or contingent liability (whether direct or indirect) with respect to any current or former employee, director or consultant of the Corporation or any person ("Commonly Controlled Entity") affiliated with Corporation under Code section 414 (the "Benefit Plans"). No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 3(37)(A) and the Corporation has no outstanding liability (contingent or otherwise) with respect to a multiemployer plan. No Benefit Plan covers employees other than employees of the Corporation. The Corporation has made no commitment to adopt a new Benefit Plan.

               (b) Plan Documents. With respect to each Benefit Plan (where applicable): the Corporation has made available to the Buyer prior to the date hereof complete and accurate copies of (i) all plan texts and agreements (or a written description of any unwritten Benefit Plan); (ii) all material communications to employees (including summary plan descriptions); (iii) the three most recent annual reports; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the Internal Revenue Service and any pending application for a determination letter; and (vi) the most recent actuarial valuation, if applicable; and (vii) any related trust, insurance contract or other funding vehicle.

               (c) Plan Compliance. Except as set forth on Schedule 2.16(c), with respect to each Benefit Plan: (i) such Benefit Plan is and has been maintained and administered at all times in material compliance with its terms and Legal Requirements; (ii) such Benefit Plan is and has been operated in accordance with the reporting and disclosure requirements of ERISA and the Code; (iii) no event has occurred and there exists no circumstance under which the Corporation or any Commonly Controlled Entity would be expected to incur liability under ERISA, the Code or otherwise (other than routine claims for benefits); (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Sellers' and the Corporation's knowledge, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan; (v) there are no pending governmental audits or investigations; (vi) all contributions required to have been made have been made when due; and (vii) all contributions that have not been made to a Benefit Plan have been properly recorded on the books of the Corporation or any Commonly Controlled Entity to the extent required by generally accepted accounting principles. Each Benefit Plan which is intended to be qualified under Code Section 401(a) has received a favorable determination letter from the IRS and no event has occurred or circumstances exist which could adversely affect the validity of such letter.

               (d) Welfare Plan Compliance. Except as set forth in Schedule 2.16, with respect to each Benefit Plan that is a "welfare plan" (as defined in ERISA Section 3(1)): (i) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment (other than coverage mandated by law); (ii) the Corporation has the ability to amend or terminate any such plan without liability for claims incurred after the amendment or termination; and (iii) the Corporation and each Commonly Controlled Entity have complied with the requirements of Code Section 4980B.

               (e)  Defined Benefit Plan Compliance.  Except as set forth in
Schedule 2.16, with respect to each Benefit Plan maintained by the Corporation or a Commonly Controlled Entity which is a "defined benefit plan" within the meaning of ERISA Section 3(35): (i) no liability has been incurred to the

Pension Benefit Guaranty Corporation ("PBGC") other than for premiums not yet due; (ii) there is no pending or, to the Seller's and the Corporation's knowledge, threatened termination other than a standard termination under ERISA
Section 4041(b); (iii) no "reportable event" within the meaning of ERISA
Section 4043 has occurred within the last 6 years for which the requirement of notice to the PBGC has not been waived; (iv) there exists no "accumulated funding deficiency" within the meaning of Code Section 412, whether or not waived; and (v) the Plan's assets are sufficient to meet the Plan's "projected benefit obligation" under Financial Accounting Standards No. 87 using the actuarial assumptions used in the most recent actuarial valuation report for the Plan, provided that the interest rate assumption shall not exceed 8.5% and the salary scale assumption shall not be less than 3.5%.

               (f)  Contemplated Transaction Events.  Except as described in
Section 4.8, the consummation of the Contemplated Transactions will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual, or (iii) result in the payment of an amount that will be taken into account in determining whether there is an "excess parachute payment" under Code section 280G(b)(1).

          2.17 Environmental Matters.

               The Corporation has made available to the Buyer all material information which it possesses or controls pertaining to the use, generation, storage, handling, treatment or disposal of Hazardous Materials on the Real Property and any sampling and test results obtained samples, tests and monitoring programs taken or conducted by the Corporation (or otherwise in its possession or control) at and around the Real Property with respect to Hazardous Materials. Except as disclosed on Schedule 2.17, the Corporation has materially complied with, and the Corporation and the Real Property are in material compliance with, the provisions of all applicable Environmental Laws. The Corporation has not received any written notice and, to the Sellers' and the Corporation's knowledge, is not otherwise aware of claims by any Government Authority or any third party that the Corporation or the condition of the Real Property has violated or is subject to liability pursuant to any Environmental Law. Except as disclosed on Schedule 2.17, there are no facts, events or conditions with respect to the past or present operation of the Business or any Environmental Conditions at any of the Real Properties which could reasonably be expected to interfere with or prevent continued compliance with, or could reasonably be expected to give rise to any Claim under Environmental Laws other than those which, individually and in the aggregate, would not have a Material

Adverse Effect. Except as set forth on Schedule 2.17, the Corporation is not subject to any liability, past or present, fixed, contingent or inchoate under any Environmental Law, except where such liability would not, individually, or in the aggregate, have a Material Adverse Effect.

               Except as set forth in Schedule 2.17, there are no underground storage tanks on or under any of the real property owned or leased by the Corporation.

          2.18 Permits. The Corporation has all licenses, permits, franchises, registrations, certificates, consents, and other authorizations of any Government Authority ("Authorizations") necessary to the conduct of the business of the Corporation as currently conducted except for such failures as would not, individually or in the aggregate, have a Material Adverse Effect.
Schedule 2.18 sets forth a complete list of all Authorizations known by the Sellers to be required for the ownership, use, occupancy, operation or conduct of the Business and its assets and all Authorizations, regardless of whether set forth on Schedule 2.18, are in full force and effect, except where failure to be in full force and effect would not individually or in the aggregate, have a Material Adverse Effect. Each Authorization is presently valid and in full force and effect; no material violations are or have been recorded in respect of any Authorization; no proceeding is pending or to the Sellers' and the Corporation's knowledge threatened to revoke, limit or negate any such Authorization; and no such Authorization has ever been revoked, limited or negated or been, to the Sellers' and the Corporation's knowledge, threatened with such action. Except as set forth on Schedule 2.18, no Authorization will lapse as a result of the consummation of the Contemplated Transactions and upon such consummation each Authorization will be valid and in full force and effect except where the failure to have any such Authorization would not, individually or in the aggregate, have a Material Adverse Effect.

          2.19 Labor Relations; Employees. The Corporation currently employs a total of approximately 1,600 employees in the Business. Except as set forth on
Schedule 2.19, the Corporation is not a party to any employment, severance or consulting agreement, contract or arrangement calling for payments to an employee, director or consultant in excess of $100,000 per year. The Corporation is not delinquent in payments to any employees for any wages, salaries, commissions, benefits, bonuses or other direct or indirect compensation for any services performed by him or her or amounts required to be reimbursed to any of its employees. There is no unfair labor practice complaint against the Corporation pending before the National Labor Relations

Board or any comparable state, local or foreign agency. There is no labor strike, dispute, slowdown or stoppage pending or to the Sellers' and the Corporation's knowledge threatened against or involving the Corporation and its business. The Corporation is not a party to nor is it subject to any collective bargaining agreement and none is currently being negotiated, and neither the Sellers nor the Corporation have knowledge of any union organizing activities with respect to the Corporation or its employees.

          2.20 Finder's Fee. Except for compensation payable by the Sellers to George Riggs disclosed on Schedule 2.20 and an investment banking fee payable by the Sellers to Goldman, Sachs & Co. (the "Goldman Sachs Fee"), neither the Sellers nor the Corporation has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or similar amounts with respect to the Contemplated Transactions.

          2.21 Suppliers and Customers. Except as set forth on Schedule 2.21, no single customer has accounted for more than $1,000,000 of the sales of the Corporation for the fiscal year ended July 2, 1995. Except as set forth on
Schedule 2.21, no sole source supplier (other than public utilities) is of material importance to the Business. The Corporation's relationships with each of its suppliers and customers are typical commercial working relationships and no customer or supplier of material importance to the Corporation since July 2, 1995, has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Corporation, or has during the last twelve months, decreased materially, or threatened to decrease or limit materially, its purchases from or supplies to the Corporation.

          2.22 Minute Books. Except as set forth in Schedule 2.22, the minute books of the Corporation accurately reflect all actions and proceedings taken by the shareholders, board of directors and committees of the Corporation, and such minute books contain true and complete copies of the articles of incorporation and bylaws of the Corporation and all related amendments.

          2.23 Certain Interests. Schedule 2.23 sets forth a complete and accurate (a) list of all contracts to which any Seller or any of its Affiliates or relatives (the "Insiders"), on the one hand, and the Corporation, on the other hand, is a party, other than those contracts included in the Excluded Assets and Excluded Liabilities, contracts entered into on an arm's length basis at fair market terms, all of which contracts are disclosed in the Financial Statements and (b) a description of all transactions which are not the subject of the agreements described in clause (a) above (the "Insider Transactions") between the Corporation, on the one hand, and any Insider, on the other hand, that have occurred since December 25, 1994. Except as disclosed in Schedule 2.20, the consummation of the Contemplated Transactions will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from the Corporation to any person.

          2.24 Bank Accounts, Powers, Etc. Schedule 2.24 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Corporation has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, and lists the names of each person holding powers of attorney or agency authority from the Corporation and a summary of the terms thereof.

          2.25 Disclosure. All documents and other papers required to be delivered by or on behalf of the Sellers and the Corporation pursuant to the terms of this Agreement are true, complete and correct. The information furnished by or on behalf of the Sellers and the Corporation to Buyer or its representatives pursuant to the terms of this Agreement and the Contemplated Transactions does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading.

          2.26 Totality of Assets. Except for the Excluded Assets and as set forth on Schedule 2.26, the assets of the Corporation upon the consummation of the Closing will include all of the assets or rights necessary for the continued operation of the Business of the Corporation substantially in the same manner as currently operated.

          2.27 Undisclosed Liabilities. Except as set forth in Schedule 2.27, the Corporation does not have any liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, (excluding any liabilities or obligations under any Environmental Law) or any unfunded obligation under any Benefit Plan, except for (a) obligations under contracts listed on Schedules to this Agreement or other contracts not required by the first sentence of Section 2.14 to be listed on such Schedules (b) liabilities or obligations reflected or reserved against in the Balance Sheet, (c) claims of third parties for torts or violations of law which are set forth on the Schedules to the Agreement, and (d) liabilities incurred in the ordinary course of business and consistent with past practice since December 25, 1994, which individually and in the aggregate do not have a Material Adverse Effect.

          2.28 Circulation and Advertising.

               (a) ABC Reports. Schedule 2.28 sets forth (i) drafts of the Audit Bureau of Circulations Annual Audit Reports for each of the Newspapers for the twelve-month period ended October 2, 1994, and (ii) true and complete copies of the publisher's statements submitted to Audit Bureau of Circulations by the Corporation for the six-month period ended April 2, 1995 with respect to each of the Newspapers. All representations contained in such publisher's statements and other materials submitted by the Corporation to the Audit Bureau of Circulations for the periods covered by such publisher's statements and audit reports have been true and complete in all material respects.

               (b) Effort to Reduce Circulation. Since December 31, 1994, the Corporation has not taken any action which was designed to result in a reduction in circulation of any of the Newspapers.

               (c) Discounts. The Corporation has not, during the past twelve months, circulated any of the Newspapers at discounts materially more than the discounts reported to the Audit Bureau of Circulations.

               (d) Advertising Lineage Rates. Schedule 2.28(d) sets forth a complete and correct list of the published rates for advertising lineage for each of the Newspapers.

               (e) Mail Permits. All reports filed by the Corporation with the United States Postal Service in connection with, and second class mail postal permits applicable to, the Newspapers were true and correct in all material respects at the time of their filing.

3.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          As an inducement for the Sellers to enter into this Agreement, the Buyer hereby represents and warrants to the Sellers that each of the statements in this Article 3 is complete and correct as of the date hereof and shall be true and correct as of the Closing Date:

          3.1 Existence and Rights. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of

Florida, and (ii) has requisite corporate power and authority to own its properties and other assets and to carry on its businesses as now conducted.

          3.2 Agreements Authorized. The execution, delivery and performance of this Agreement and the Escrow Agreement and the Contemplated Transactions by the Buyer have been duly authorized by all necessary corporate and other action on the part of Buyer and, except as set forth in Schedule 3.2, do not require notice to, or the consent or approval of, any Government Authority or other person, except for the filing under the HSR Act and filings under applicable federal and state securities laws, or third party consents, regulatory approvals or notices required where the failure to obtain such consent or give such notice would not, individually or in the aggregate, materially impair the Buyer's ability to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by the Buyer and, at the Closing, the Escrow Agreement will be delivered and duly executed by the Buyer, and in each case creates legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

          3.3 No Conflict. Except as set forth on Schedule 3.3, the execution, delivery and performance by the Buyer of this Agreement and the Escrow Agreement will not, with the giving of notice, lapse of time or both,
(i) violate or conflict with any Legal Requirements to which the Buyer is subject; (ii) violate any provision of the charter documents or bylaws of the Buyer; or (iii) constitute a breach under any contract to which the Buyer is a party where such breach would materially adversely affect the Buyer's ability to consummate the Contemplated Transactions.

          3.4 Finder's Fee. None of the Buyer, any of the Buyer's officers, Affiliates, directors, agents or employees incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or similar amounts with respect to the Contemplated Transactions for which the Sellers or the Corporation could be liable.

          3.5  Investment Representations.

               (a) The Buyer is acquiring the Stock from the Sellers for the Buyer's own account, for investment purposes only and not with a view to or for sale in connection with the distribution thereof in violation of federal or state securities laws.

               (b) The Buyer is capable of evaluating the merits and risks of the purchase of the Stock and protecting its own interests in connection therewith because the Buyer has sufficient knowledge and experience in financial and business matters.

               (c) The Buyer understands that the sale of the Stock hereunder has not been registered under applicable federal securities laws or qualified under applicable state securities laws and therefore cannot be sold unless subsequently registered under applicable federal securities laws and qualified under applicable state securities laws, or unless resale is exempt from registration and qualification thereunder; and further acknowledges that the Buyer must bear the economic risk of ownership thereof for an indefinite period of time.

          3.6 No Change. Since the Buyer's most recent filing with the Securities and Exchange Commission of SEC Form 10Q, there has been no material adverse change in its business properties, assets, liabilities, results of operations or financial condition which would materially adversely affect the Buyer's ability to perform its obligations under this Agreement or to consummate the Contemplated Transactions.

4.   ADDITIONAL COVENANTS, AGREEMENTS AND UNDERSTANDINGS OF THE PARTIES

          4.1 Conduct Prior to Closing. The Sellers covenant and agree that from the date hereof through the earlier of Closing or termination of this
Agreement:

               (a) Conduct of Business. The Corporation shall conduct its business only in the ordinary and usual course consistent with past practice (including, but not limited to, maintaining the quality of publications, quality of service, quantity of inventory, business hours and pricing at substantially the same levels as heretofore maintained), and the Corporation will not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment relating to the Business, except in the ordinary course of business and consistent with past practice, or except with the prior consent of the Buyer.

               (b) Maintain Business Relationships. The Sellers shall, and will cause the Corporation (i) to use commercially reasonable efforts consistent with the Sellers' reasonable business judgment to preserve intact the Corporation's corporate existence and business organization relating to the Business, (ii) not to terminate without cause the Corporation's officers and the employees to whom it is paying compensation at an annual rate of more than $75,000 for services rendered in connection with the Business, and (iii) to preserve its relationship with licensors, suppliers, distributors, customers and others having business relationships with it in connection with the Business, except with the prior consent of the Buyer.

               (c) New Contract. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of assets (other than Excluded Assets) will be made, by or on behalf of the Corporation except that the Corporation may enter into contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice, or contracts, commitments, purchases or sales involving $100,000 individually or $500,000 in the aggregate, without the prior consent of the Buyer.

               (d) Insurance. The Corporation will maintain in full force and effect all policies of insurance with respect to its assets and the Business now in effect and will give all notices and present all claims under all such policies in a timely fashion.

               (e)  Encumbrances and Sale of Assets.  The Corporation will not
(i) mortgage, pledge or otherwise encumber any assets and, (ii) except for Excluded Assets, sell, lease, sublease, surrender or dispose of any assets, except at arm's length, for fair value and in the ordinary course of the Business and consistent with past practice.

               (f) Indebtedness and Payment. The Corporation will not (i) create, incur or assume any indebtedness, including in respect of capital leases (except (x) advances drawn on the Corporation's line of credit pursuant to its revolving credit loan agreement in existence on the date hereof and (y) purchase money indebtedness incurred in the ordinary course of business and consistent with past practices), (ii) assume, guarantee, endorse or otherwise agree to become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person), (iii) make any loans, advances or capital contributions to or investments in any person except for customary advances to employees, or incur, assume or guaranty any obligation or liability (absolute or contingent) which is not incurred in the ordinary course of business and consistent with past practices, or (iv) pay, discharge or satisfy any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against on the Balance Sheet or incurred after the dates thereof in the ordinary course of business and consistent with past practice.

               (g) Contract Compliance. The Corporation will not do any act or omit to do any act, or permit any act or omission to act (if within its control), which could reasonably be expected to cause a breach of a contract or commitment of the Corporation which individually or in the aggregate would cause a breach of any representation and warranty made hereunder.

               (h) Compliance with Law. The Corporation will duly comply in all material respects with all Legal Requirements applicable to it and its properties, operations, business and employees.

               (i) Waiver of Rights. The Corporation will not waive any claims or rights of substantial value with respect to the business or its assets.

               (j)  Intellectual Property.   Except in respect of Excluded
Assets, the Corporation will not dispose of or permit to lapse any rights to the use of any Intellectual Property or dispose of or disclose to any person any Confidential Information, formula, process or know how related to the Business not theretofore a matter of public knowledge.

               (k) Compensation. The Corporation will not (i) grant any increase in compensation of any of its directors, officers, employees or consultants (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) in excess of the limitation in Section 2.7(a)(ii)(D), (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any director, officer, employee or consultant of the Corporation other than those set forth in Schedule 2.16, (iii) enter into any new employment, severance, consulting or other compensation agreement with any existing director, officer, employee or consultant of the Corporation, (iv) commit itself to any pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date of this Agreement other than as required pursuant to Benefit Plans set forth in Schedule 2.16, or (v) enter into any collective bargaining agreement.

               (l) Tax Election. The Corporation will not change any material election, method or position in connection with any tax returns that it files after the date of this Agreement.

               (m) Accounting Changes. The Corporation will not adopt any material change in any method of accounting or accounting practice.

               (n) Business Changes. The Corporation will not take any action of the kind which would cause any of the representations and warranties set forth in Section 2.7(a)(i) not to be true and correct.

               (o) Continue Operations. The Corporation will not discontinue operations in any facility which is not part of the Excluded Assets.

               (p) Articles and Bylaws. The Corporation will not change or amend its articles of incorporation or bylaws, except that the Sellers shall cause the Corporation to amend its articles of incorporation to delete the preemptive right provision.

               (q) Stock Transactions. Except for the Redemption and the amendment of its articles of incorporation as described in Section 4.1(p), above, the Corporation will not (i) issue, grant, sell or encumber any shares of its capital stock or other securities, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of its capital stock or other securities, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this paragraph (q), or (iv) make any other changes in its capital structure;

               (r) Distributions. Except for distributions to shareholders to pay quarterly estimates of income taxes payable with respect to the Corporation's income and monthly distributions of $97,000 to shareholders, the Corporation shall not declare or pay any dividend or other distribution in respect of any of its capital stock nor shall the Corporation, directly or indirectly, purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock other than in connection with the Redemption;

               (s) Agreement. The Corporation will not agree whether in writing or otherwise to do any of the foregoing.

          4.2 Financial Statements. The Sellers shall cause the Corporation, within twenty (20) days after the end of each calendar month, commencing with the end of the first calendar month after the date of this Agreement, to provide the Buyer with copies of the unaudited statement of operations of the Corporation for such month, and the unaudited balance sheet of the Corporation as of the end of such month both in the form customarily prepared by the Corporation and any other regularly generated financial information relating to the Corporation reasonably requested by the Buyer.

          4.3 Access. From the date hereof through the Closing, the Sellers will (a) permit the Buyer and its authorized representatives to make such investigation as it wishes and in connection therewith to have full access during normal business hours and under reasonable conditions to senior management of the Corporation and any and all premises, properties, employees, files, books, records, documents and other information relating to the Corporation (other than the Excluded Assets) or any other matter relating to this Agreement, (b) provide the Buyer and its authorized representatives with all information which they reasonably request concerning the foregoing matters, including without limitation, the financial condition and results of operations, (c) otherwise reasonably cooperate, and cause its employees to reasonably cooperate, with and assist the Buyer and its authorized representatives in connection with their investigation, and (d) upon the request of the Buyer, deliver to them or their representatives true and correct copies of any documents requested. No investigation by the Buyer or its representatives or Affiliates shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement.

          4.4 Fulfill Conditions; Consents. The Buyer and the Sellers will use commercially reasonable efforts to fulfill the conditions to the Closing and to obtain at the earliest practicable date prior to the Closing all consents, authorizations, and declarations from all third parties and government agencies required under laws applicable to the Corporation, or contracts to which the Corporation is a party, for the parties to consummate the Contemplated Transactions. All such consents shall be in writing and delivered to the Buyer. In obtaining a consent, no party shall be required to modify or alter the terms of the agreements, contracts or leases to which such consent relates.

          4.5 Hart-Scott-Rodino. As promptly as practicable after the date hereof, the Sellers and the Buyer shall effect all necessary filings pursuant
to the Hart-Scott-Rodino Antitrust   Improvements Act of 1976, as amended (the
"HSR Act"). Each party shall provide any other party reasonably requesting such information with any information needed for the other party's filing under the HSR Act within the reasonable time period specified in the requests (such reasonableness to be determined in light of the intentions of the parties referred to in Section 4.6). The Buyer will pay all fees payable to Government Authorities required in connection with the filing.

          4.6 HSR Act Information Requests. The Buyer and the Sellers acknowledge and agree that it is critical that the parties comply promptly and completely, and that the Sellers cause the Corporation to promptly and completely comply with all information and other requests received from Government Authorities with respect to the Contemplated Transactions in order to assure that the parties are able to obtain clearance for the Contemplated Transactions under the HSR Act and other Antitrust Laws in as expeditious manner as possible. Without limitation of the foregoing, both the Buyer and the Sellers agree that they will, and the Sellers agree that they will cause the Corporation to promptly and fully comply with any "second request" received by the parties from any Government Authority in connection with compliance with the HSR Act as soon as possible but no later than 14 days after receipt of such second request.

          4.7  Expenses of Sale; Brokerage Fees.  The Sellers agree to pay:

               (a) all fees and expenses of the Sellers' and the Corporation's counsel, accountants and other experts and other advisors in connection with the negotiation, preparation and execution of this Agreement; and

               (b) all brokerage commissions, finders fees or similar fees or commissions payable to any broker, finder, agent, financial advisor or other representative acting or having acted on behalf of or employed by the Sellers or the Corporation in connection with this Agreement or any of the Contemplated Transactions, including, without limitation, bonus compensation payable to George Riggs as set forth in Schedule 2.20 and the Goldman Sachs Fee (as hereinafter defined).

               The Sellers agree to indemnify and save harmless the Buyer and its Affiliates from any claim or demand for commission or other compensation by any broker claiming to have been employed by or on behalf of the Sellers, the Corporation or any of their Affiliates, and to bear the cost of legal expenses incurred in defending against any such claim. The Buyer agrees to indemnify and save harmless the Sellers and any of their Affiliates from any claim or demand for commission or other compensation by any broker claiming to have been employed by or on behalf of the Buyer or any of its Affiliates (other than the Corporation after the Closing), and to bear the cost of legal expenses incurred in defending against any such claim.

          4.8  Matters Related to Employees.

               (a) Employment. The Buyer agrees that, on the Closing Date, the Corporation will continue to offer employment to all full-time employees of the Business, at levels of base compensation paid to such employees on the Closing Date; provided, however, that, except as provided in Section 4.8(b), nothing herein shall be construed to require the Buyer (i) to continue in employment any such employee who accepts employment, or (ii) to continue to maintain any employee's level of base compensation, or (iii) to continue any particular employee benefit plan, agreement, arrangement or commitment, for any period of time after the Closing.

               (b) Operating Directors. The Buyer agrees to cause the Corporation to fulfill the obligations under its employment agreement with George Riggs which became effective July 1, 1994, except for the obligation to pay the bonus set forth in Schedule 2.20 which shall be paid by Sellers pursuant to Section 4.8. The Buyer further agrees to cause the Corporation to retain the eight key management personnel of the Corporation listed on Schedule 4.8(b), commonly referred to as its "operating directors," as employees for one year following the Closing Date.

               The Buyer further agrees that during this one-year period, the compensation, duties, and specific job titles of each of the operating directors will not be reduced or diminished in any manner whatsoever without their express consent.

               The Buyer further agrees that in the event it desires to terminate the employment of any or all of the operating directors during the initial one-year period of its ownership, it will provide severance equal to the balance of one year's compensation from the Closing Date, less any amount actually paid after the Closing Date through the termination date.

               The Buyer acknowledges that the Corporation will be deemed bound by the terms of this Section 4.8. However, the Buyer shall itself have no obligation to fulfill the Corporation's obligations with respect thereto or to provide funds to the Corporation to fulfill its obligations under this Section 4.8.

          4.9 Exclusivity. Neither the Sellers nor the Corporation nor any of the officers, directors, employees or agents of the Corporation will take any action, directly or indirectly, to encourage, solicit, commence, initiate, engage in, or continue discussions or negotiations with, or provide any information to, any person, group or other entity, other than the Buyer, concerning any purchase of any capital stock or assets of the Corporation or any merger or similar transaction involving the Corporation.

          4.10 Efforts. Subject to the terms and conditions set forth herein, each party agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or advisable to consummate the Contemplated Transactions.

          4.11 Certain Tax Matters.

               (a) Section 338(h)(10). The Buyer and the Sellers will make a timely election or elections pursuant to section 338(h)(10) of the Code and comparable state income tax provisions (the "Election") to treat the sale of the Stock for Income Tax purposes as a sale of assets rather than a sale of stock. The Buyer and the Sellers will execute the Election on or before the Closing Date and will jointly prepare and timely file IRS Form 8023 and any comparable state income tax form.

               (b) Allocation of Purchase Price. For purposes of implementing the election under section 338(h)(10) of the Code, the purchase price shall be allocated among the assets in accordance with a schedule to be prepared on the basis of an appraisal prepared by the American Appraisal Company (the "Allocation Schedule"), which appraisal shall be submitted to the Sellers and the Buyer within 90 days after the Closing. Such appraisal shall also address valuations relevant to the calculation of built-in gain pursuant to Section 1374 of the Code and comparable state Income Tax provisions. The costs and expenses for the services of the American Appraisal Company shall be borne equally by the Buyer and the Sellers. The Sellers and the Buyer agree to prepare and file all Returns and other Tax filings reflecting the Contemplated Transactions on a basis consistent with the Election and the Allocation Schedule, and to cooperate with each other in good faith in preparing any and all statements required to be included in the Returns reflecting such allocation. The Sellers and the Buyer further agree that they shall not make any inconsistent written statement or take any inconsistent position on any Returns, in any refund claim, during the course of any Internal Revenue Service or other Tax audit, so long as there exists a reasonable basis in law to maintain the position reflected by such Allocation Schedule. Each party shall notify the other party if it receives notice that the Internal Revenue Service or any other taxing authority proposes any allocation that is different from the allocation set forth on the Allocation Schedule.

               (c) Audit Matters. The Buyer will promptly notify the Sellers in writing upon receipt by the Buyer or any of its Affiliates (including the Corporation) of notice of any pending or threatened audit or assessment with respect to income taxes for which the Sellers would be required to pay or indemnify the Buyer or any of its Affiliates pursuant to Section 4.11(f). The Sellers shall have the responsibility for, and the right to control, at the Sellers' expense, the audit (and disposition thereof) and any judicial proceedings relating to any Income Tax Return of the Corporation relating to periods ending on or prior to the Closing Date. The Sellers shall prepare all S Corporation Income Tax Returns including any final Return due after the Closing, which Returns shall be submitted to and subject to reasonable review by the Buyer prior to filing. The Sellers and the Buyer hereby agree that the Corporation will maintain its status as an S Corporation for federal income and California income and franchise tax purposes during the S Short Year. The Buyer shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any Government Authority or judicial proceedings relating to periods ending on or prior to the Closing Date and to approve the disposition of any audit adjustment or settlement of judicial proceedings with respect to such periods if such disposition or settlement will or might reasonably be expected to result in an increase in Taxes of the Buyer or the Corporation for any period beginning after the Closing Date. After the Closing Date, each of the Buyer and the Sellers will provide the other (subject to reimbursement by the other party for any out-of-pocket expenses), with such assistance as may reasonably be requested by the other party in connection with the preparation of any Return or any administrative or judicial proceeding relating to liability for Taxes of the Corporation, the Buyer and the Sellers.

               (d) California Tax Ruling; Sellers Indemnity. The Buyer shall promptly and in good faith prepare, and the Sellers and the Buyer shall promptly execute and file, a request for a ruling from the California state Franchise Tax Board (the "Ruling") with respect to the effect of the Election for California Income Tax purposes. If the Ruling is obtained, the Election shall also apply to all California Returns. If a Ruling in form and substance reasonably satisfactory to the Buyer shall not have been obtained on or before the Closing Date, then Section 4.11(b) shall nevertheless apply to all California income and franchise tax Returns and the Buyer and the Sellers shall nevertheless proceed as if the Election is valid for California franchise and income tax purposes. In such event, the Sellers shall indemnify the Buyer and its Affiliates against the loss of any California franchise or Income Tax benefit and against all interest, penalties, and additions to Tax resulting from a final non-appealable determination of a Government Authority that the Election is invalid or inapplicable for purposes of the California franchise and Income Tax. The Sellers shall also indemnify the Buyer from any expenses of contesting the matter.

               (e) Final S Corporation Year. The Sellers and the Buyer hereby acknowledge that, effective as of the day immediately after the Closing Date, the Corporation will cease to be an S Corporation. As a result, the Corporation's taxable year as an S Corporation will terminate as of the close of business on the Closing Date and the Corporation will be required to file federal and California Income Tax Returns and/or a California franchise tax return for the period ending on the Closing Date (the "S Short Year"). The Corporation is an S corporation for federal and state Income Tax purposes. The Buyer and the Sellers shall themselves elect and cause the Corporation to elect to have section 1362(e)(2) of the Code not apply so that the Corporation's taxable income for its S Short Year will be determined without regard to events following the Closing Date. No amendment to any Income Tax Return, claim for refund, change in accounting method or other Tax related document shall be filed after the Closing Date with respect to Tax periods ending on or before the Closing Date during which the Corporation was an S Corporation without the prior written consent of the Sellers.

               (f) Seller Indemnity. The Sellers will pay, and will hold harmless the Corporation, the Buyer and its Affiliates from and against, all Income Taxes for which the Corporation is liable for all periods ending on or prior to the Closing Date, including any Income Taxes resulting from the Redemption and the Election, except to the extent that such Income Taxes are taken into account in calculating the Final Stockholders Investment Amount.

               (g) Prior Period Refunds. Except as otherwise permitted by this Section 4.11(g), the Sellers will be entitled to retain, or receive prompt payment from the Buyer or the Corporation of, any refund or credit of Income Taxes for which the Sellers are responsible pursuant to Section 4.11(f) or any rights assigned under Section 1.2(b), plus any interest received with respect thereto from the relevant taxing authorities, that are taken into account in calculating the Final Stockholders Investment Amount. The Buyer will, if the Sellers so request and at their expense, cause the Corporation to promptly file for and obtain any refunds or credits to which the Sellers are entitled under this section 4.11(g). The Buyer will permit the Sellers to control (at their expense) the prosecution of any such claim for refund and, when deemed appropriate by the Sellers, will cause the Corporation to authorize by appropriate power of attorney such person as the Sellers may designate to represent the Corporation with respect to such refund claimed. For purposes of this Section 4.11(g), a party will be deemed to have made prompt payment of a refund or credit if such payment is made within ten (10) days of the receipt by such party of such refund or of the use by such party of such credit.

          4.12 Shadelands Property. The Sellers and the Buyer will cause the Corporation to purchase the Shadelands Property from Margaret L. Lesher and the Margaret L. Lesher QTIP Trust for Fifteen Million Five Hundred Thousand Dollars ($15,500,000), in cash, which amount shall be reduced by the amount of the security deposit held by the Sellers on behalf of the Corporation in connection with the leases thereon on or before the Closing Date. No later than the Closing, Margaret L. Lesher and the Margaret L. Lesher QTIP Trust shall cause good, insurable and marketable fee simple title to the Shadelands Property to be vested in the Corporation, subject only to current real property taxes and to exceptions which have been approved by the Buyer in writing. Title to the Shadelands Property shall be evidenced by an ALTA Extended Coverage Policy of Title Insurance issued by a nationally recognized title insurance company with such endorsements as the Buyer may reasonably require. The Buyer will pay one-half and the Sellers will pay one-half of the title insurance premium and all other costs incurred in connection with the sale of the Shadelands Property.

          4.13 Wells Fargo Bank Loan. As of August 11, 1995, the Corporation owed approximately $52,250,000 plus accrued and unpaid interest to Wells Fargo Bank ("Wells Fargo") under the Credit Agreement ("Credit Agreement") dated as of July 26, 1994 between the Corporation and Wells Fargo relating to term and revolving credit loans. Simultaneously with the consummation of the Closing, the Buyer will cause to be paid to Wells Fargo the amount required to repay Wells Fargo for all outstanding principal and accrued and unpaid interest under the Credit Agreement and all prepayment penalties under the Credit Agreement, all promissory notes issued in connection therewith and any such other related agreements, including any interest rate swap agreements which amount (the "Wells Fargo Amount") shall reduce the Base Purchase Price as provided in accordance with Section 1.1(d).

          4.14 Notification of Certain Matters. Between the date hereof and the Closing, each of the parties will give notice to the other promptly upon such party's becoming aware of (i) any information that indicates that any representation and warranty of such party or any other party contained herein will not be true and correct in all material respects, as of the Closing (except to the extent changes are permitted or required or otherwise contemplated pursuant to this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article 5 or 6 hereof, as the case may be, or
(iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the consummation of the Contemplated Transactions.

          4.15 Notice of Proceedings; Agreement to Defend.

               (a) Notice of Proceedings. Each party to this Agreement will notify the others promptly in writing upon (i) such party's becoming aware of any order, judgment or decree restraining or enjoining the consummation of this Agreement or the Contemplated Transactions or any complaint or overtly threatened complaint seeking such an order, judgment or decree or material damages in respect of such consummation or (ii) such party's receiving any notice from any Government Authority of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or the Contemplated Transactions or (B) to nullify or render ineffective this Agreement or such transactions or to seek to impose damages, fines or other penalties in respect thereof if consummated.

               (b) Agreement to Defend. In the event any person brings a suit or claim, or commences an action, investigation or other proceeding, which challenges the validity or legality of this Agreement or the transactions contemplated by this Agreement or any instrument or document contemplated hereby or seeks damages, fines or other penalties in respect thereof, the parties agree to consult and to cooperate with each other and use all reasonable efforts to defend against such suit, claim, action, investigation or other proceeding and, in the event an injunction or other order is issued in connection with any of the foregoing, to use all reasonable efforts to have such injunction lifted or such order set aside so that the transactions contemplated by this Agreement and the instruments and documents contemplated hereby may proceed; provided that nothing in this Section 4.15(b) shall limit the Buyer's obligation under Section 7.2(d).

5.   CONDITIONS TO OBLIGATIONS OF THE SELLERS

          The obligations of the Sellers under this Agreement shall be subject to the satisfaction or waiver by the Sellers, at or before the Closing Date, of each of the following conditions:

          5.1  Representations and Warranties True.   The representations and
warranties of the Buyer contained herein, or in any certificate delivered by the Buyer or its agents to the Sellers pursuant hereto or in connection with the Contemplated Transactions, shall be true and correct in all material respects on and as of the date of this Agreement and shall be true and correct in all material respects on the Closing Date, as through made at and as of such time (except where such representation and warranty is made as of a date specifically set forth herein, in which case such representation and warranty shall be true and correct in all material respects as of such date); provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects, and the Buyer shall have delivered to the Sellers a certificate dated the date of the Closing and signed by an officer of the Buyer, to the foregoing effect.

          5.2 Performance. The Buyer shall have performed and complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with at or prior to the Closing Date and have delivered a certificate dated the Closing Date signed by an officer of the Buyer to such effect.

          5.3 HSR Act. All waiting periods applicable to the Contemplated Transactions under the HSR Act shall have expired or terminated.

          5.4 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or other Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Stock and the Contemplated Transactions.

          5.5 Escrow Agreement. The Buyer and the Sellers shall have entered into the Escrow Agreement.

6.   CONDITIONS TO OBLIGATIONS OF THE BUYER

          The obligations of the Buyer under this Agreement shall be subject to the satisfaction or waiver, at or before the Closing Date, of each of the following conditions:

          6.1 Representations and Warranties True. The representations and warranties of the Sellers contained herein or in any certificate delivered by the Sellers or their agents to the Buyer pursuant hereto or in connection with the Contemplated Transactions shall be true and correct in all material respects on and as of the date of this Agreement and shall be true and correct in all material respects on the Closing Date, as though made at and as of such time (except where such representation and warranty is made as of a date specifically set forth therein in which case such representation or warranty shall be true and correct in all material respects as of such date); provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects and the Sellers shall have delivered to the Buyer a certificate to such effect.

          6.2 Performance. The Sellers shall have performed and complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by them at or prior to the Closing Date and have delivered a certificate of the Sellers dated the date of the Closing signed by the Sellers to such effect.

          6.3 Opinion of Counsel. The Buyer shall have received the opinion of Crosby, Heafey, Roach & May dated as of the Closing Date, in a form reasonably satisfactory to the Buyer, to the effect, in all material respects, set forth in Schedule 6.3.

          6.4 Resignations of Directors; Minute Books. The Corporation's directors shall have submitted their resignations as directors and, except for George Riggs, as officers and employees of the Corporation in writing to the Corporation. The Corporation shall have delivered its minute books and corporate seal to the Buyer. The directors, other than George Riggs, shall have delivered a release, in form and substance reasonably satisfactory to the Buyer, of any indemnification obligations to the directors from the Corporation to the extent such waiver does not compromise the availability or coverage of directors' and officers' liability "tail" coverage.

          6.5 Shadelands Property. The Buyer shall have received evidence reasonably satisfactory to it that the Corporation owns the Shadelands Property and holds a title insurance policy which complies with Section 4.12.

          6.6 Redemption. The Redemption shall have been completed and all amounts to be paid and all Excluded Assets to be distributed shall have been paid and distributed.

          6.7 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or other Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Stock and the other transactions contemplated hereby.

          6.8 HSR Act. All waiting periods applicable to the Contemplated Transactions under the HSR Act shall have expired or terminated.

          6.9  Trust Action.   The Sellers shall have provided the Buyer with a
copy of the resolutions or other actions of the trustees authorizing the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions and, a certificate signed by the trustees that such resolutions and/or actions are in full force and effect and true, correct and complete as of the Closing Date.

          6.10 Escrow Agreement. Buyer and the Sellers shall have entered into the Escrow Agreement.

          6.11 Retired Lives Benefits. Prior to Closing, the Sellers shall have delivered to the Buyer evidence reasonably satisfactory to the Buyer that the employees of the Corporation listed on Schedule 6.11 have released the Corporation from all liability with respect to Retired Lives Benefits described in such Schedule or provided the Buyer with other evidence reasonably satisfactory to the Buyer that such liability has been fully reserved for by the Corporation and will be reflected in the Final Stockholders Investment Amount or funded by the Corporation or the Sellers prior to the Closing. The Sellers shall obtain the prior approval from the Buyer before selecting one of the foregoing alternatives, such approval not to be unreasonably withheld or delayed.

7.   INDEMNIFICATION

          7.1 Obligation of the Sellers to Indemnify. Subject to the limitations contained in Sections 7.3, 7.4 and 7.5, the Sellers jointly and severally agree to indemnify, defend and hold harmless on an after-Tax basis the Corporation, the Buyer, and their directors, officers, employees, Affiliates and permitted assigns from and against (i) any claims, losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, reasonable attorneys' fees and disbursements, including those incurred in connection with investigative, administrative or judicial proceedings commenced or threatened, whether or not such person shall be designated a party thereto, and those incurred in connection with any claim for indemnity hereunder) but (ii) reduced by the present value of any tax savings actually realized by the Indemnitee ("Losses") based upon, arising out of or otherwise in respect of:

               (a) any inaccuracy in, or any breach of, as of the date of this Agreement or the Closing Date, any representation or warranty of the Sellers contained in this Agreement or any certificates or schedules delivered by the Sellers pursuant to this Agreement; provided, however, that (i) if any inaccuracy in, or breach or nonperformance of any representation and warranty gives rise to a purchase price adjustment pursuant to Section 1.4, then such inaccuracy or breach shall not give rise to any obligation hereunder to the extent so reflected; and (ii) notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of the Sellers and the Losses arising from such inaccuracy or breach for purposes of this Section 7.1, such representation or warranty shall be read as if it were not qualified by materiality, including qualifications indicating accuracy "in all material respects," or accuracy except to the extent the inaccuracy will not have a "Material Adverse Effect";

               (b) any breach by the Sellers of any covenant or agreement of the Sellers contained in this Agreement or the Escrow Agreement;

               (c)  any Excluded Liabilities; or

               (d) any claim for indemnification by any of the directors, other than George Riggs, against the Corporation which is not waived in accordance with Section 6.4.

          7.2 Obligation of the Buyer to Indemnify. Subject to the limitations contained in Sections 7.3, 7.4 and 7.5, the Buyer shall indemnify, defend and hold harmless on an after-Tax basis the Sellers, their Affiliates and permitted assigns from and against any Losses based upon, arising out of or otherwise in respect of:

               (a)any inaccuracy in, or any breach of, as of the date of this Agreement or the Closing Date, any representation or warranty of the Buyer contained in this Agreement or any certificate delivered by the Buyer pursuant to this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach for purposes of this Section 7.2, of a representation or warranty of the Buyer and the Losses arising from such inaccuracy or breach, such representation or warranty shall be read as if it were not qualified by materiality, including qualifications indicating accuracy "in all material respects," or accuracy except to the extent the inaccuracy will not have a "Material Adverse Effect";

               (b) any breach by the Buyer of any covenant or agreement of the Buyer contained in this Agreement;

               (c) the operation of the Business after the Closing Date with respect to events giving rise to such Loss occurring after the Closing; or

               (d) any violation or alleged violation of the Sherman Act, the Clayton Act, or any other anti-monopoly, anti-trust or similar laws, statutes or regulations pertaining to a restraint of competition (each an "Antitrust Law") that arises from or in connection with the Contemplated Transactions.

          7.3  Limitation on Indemnification.

               (a) Liability Threshold. Except with respect to matters covered by Sections 2.1, 2.2, 2.3, 2.9, 2.16, 4.7, 4.11 and the last sentence of 2.5(b), but anything else in this Agreement to the contrary notwithstanding, no Indemnitee shall be entitled to make a claim against an Indemnifying Party arising out of the breach of any representation or warranty in this Agreement or arising under Section 7.1(a) unless and until the aggregate amount of Losses incurred by the Indemnitee and its Affiliates in respect of all such events or occurrences giving rise to such Losses exceeds $3,600,000 (the "Threshold Limit") in which event such Indemnitee may assert its right to indemnification hereunder only with respect to such Losses in excess of the Threshold Limit.

               (b) Liability Cap. Notwithstanding any other provision of this Agreement but subject to the remainder of this Section 7.3, the indemnification obligations of Sellers, in the aggregate, shall not exceed $36,000,000 (the "Lower Cap Limit"). Notwithstanding the foregoing, the maximum indemnification obligation of $36,000,000 contemplated by the immediately preceding sentence shall: (A) not apply to any breach of a representation or warranty as set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.6, 2.9, 2.16, 2.20, 2.22 or 2.27 (collectively the "Purchase Price Capped Representations") to the extent that such breach relates to an event or circumstance occurring prior to the consummation of the Contemplated Transaction (it being understood that all breaches of the representations and warranties contained in Section 2.9 and 2.16 shall be deemed to relate to an event or circumstance occurring prior to such consummation), and the related indemnification obligations under this Section 7.1(a) hereof; provided, however that to the extent that a breach of one of the Purchase Price Capped Representations also constitutes a breach of one of the following representations and warranties (such following representations and warranties are referred to as the "Lower Capped Representations"), the liability cap related to the Lower Capped Representations shall apply: Sections 2.7(a), 2.8,
2.10 (other than the first sentence thereof), 2.12, 2.13, 2.14, 2.15, 2.17, 2.19, 2.21, 2.23, 2.24, 2.26 and 2.28; (B) not apply to breaches by the Sellers of any covenants or agreements of the Sellers contained herein and the related indemnification obligations under Sections 7.1(b), 7.1(c) and 7.1(d) (the "Purchase Price Capped Covenants") other than the covenants contained in Sections 4.1, 4.2, 4.3, 4.4, 4.10, 4.12, 4.14 and 4.15; and (C) not apply to any breach of the representation or warranty contained in Section 2.17, and the related indemnification obligations contained in Section 7.1(a) hereof (the "Environmental Breaches"). Instead, the maximum indemnification obligation of Sellers in respect of (A) the Purchase Price Capped Representations and the Purchase Price Capped Covenants, shall be limited to an amount equal to the Final Purchase Price, less all other indemnified claims paid or payable by the Sellers to the Buyer hereunder, and (B) Environmental Breaches, shall be limited to $40,000,000 less all other indemnified claims paid or payable by the Sellers to the Buyer hereunder. In addition, all amounts paid or payable in respect of Environmental Breaches shall also be counted against, and thereby reduce Sellers' obligations under, the Lower Cap Limit. However, amounts paid or payable in respect of the Purchase Price Capped Representations and the Purchase Price Capped Covenants shall not be counted against, and therefore shall not reduce Sellers' obligations under the Lower Cap Limit until the aggregate amount paid or payable in respect of the Purchase Price Capped Representations and the Purchase Price Capped Covenants exceeds the difference between the Final Purchase Price and $40,000,000 (less any amounts paid or payable in respect of Environmental Breaches).

          7.4 Remedies; Joint and Several Liability. The parties' only remedies for breach of this Agreement or any related matter shall be those provided in the Escrow Agreement described in Section 1.6, Sections 4.7 and 4.11, this Article 7, Article 8 and Section 9.16. Except as provided in Sections 4.7 and 4.11, no party shall be able to avoid the limitations expressly set forth in this Section and Sections 7.3 and 7.5 by electing to pursue a remedy other than the indemnification rights provided in this Article 7 or specific performance as set forth in Section 9.16 and each party waives to the fullest extent permitted by law all rights, claims and actions under any securities, environmental and other laws which such party may have against another party hereto. The Sellers' liability pursuant to this Article 7 and otherwise under this Agreement shall be joint and several.

          7.5  Survival of Representations and Warranties.   Except as
expressly provided in the last sentence of Section 8.3, all of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained herein are material, shall be deemed to have been relied upon by the party to whom they are made and shall survive the Closing for a period of eighteen (18) months, except for: (i) the representations and warranties made in Sections 2.1, 2.2, 2.3, 2.20, 3.1 and 3.2, which shall survive in perpetuity; (ii) the representations and warranties made in Sections 2.9 and 2.16, which shall survive until thirty (30) days after the expiration of the statute of limitations for assessment (including any waivers or extensions thereof) applicable to all potential claims against the Corporation or Benefit Plans by all Government Authorities or any other person, including but not limited to, claims by employees or former employees, or their dependents, which could arise out of the subject matter of such representations and warranties; (iii) the representations and warranties made in Section 2.17, which shall survive the Closing for a period of two (2) years; and (iv) the representations and warranties made in Sections 2.4, 2.5 (the last sentence only), 2.6, 2.18 (other than the second sentence), 2.22 and 2.27, which shall survive the Closing for a period of four (4) years. Notwithstanding the foregoing, the covenants contained in the first sentence of Section 8.3 and all of Section 4.14 shall terminate upon the consummation of the Closing.

          The representations and warranties, and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the applicable 18-month, two-year or four-year, anniversary of the Closing Date or the date that is 30 days after such expiration of the applicable statute of limitations (or extension or waivers thereof), as the case may be.

          7.6  Procedures for Indemnification.

               (a) The Buyer or the Sellers Claim. If either the Buyer or a Seller, as the case may be, or any other indemnified person hereunder (the "Indemnitee"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of the Sellers or the Buyer, as the case may be, to provide indemnification (the "Indemnifying Party") pursuant to
Section 7.1 or 7.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof and in any case prior to expiration of the applicable time limitations in Section 7.5. Such timely notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement with respect to a claim by the other party. If the Sellers are the Indemnifying Parties, the Buyer shall only be required to notify the Sellers' representative designated in Section 9.18.

               (b) Third Party Claims. In the event of a claim, a potential claim or the commencement of any action or proceeding by a third party which could give rise to an obligation to provide indemnification pursuant to Section
7.1 or 7.2 the Indemnitee will give the Indemnifying Party prompt written notice thereof (the "Claim Notice"), but in any event not later than 30 calendar days after receipt of such third party claim; provided, however, that the failure of Indemnitee to so notify the Indemnifying Party within such 30-day period shall not prevent any Indemnitee from being indemnified for any Losses except to the extent that the failure to so promptly notify actually damages the Indemnifying Party or unless the Claim Notice is given after the expiration of the applicable time limitation in Section 7.5. The Claim Notice will describe the third party claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount if reasonably practicable, of the Loss that has been or may be sustained by the Indemnitee. If the Indemnifying Party confirms in writing to Indemnitee within 30 days after receipt of the Claim Notice the Indemnifying Party's responsibility to indemnify, reimburse and hold harmless the Indemnified Party therefore and within such 30 day period demonstrates to Indemnitee's reasonable satisfaction that, as of such time the Indemnifying Party has sufficient financial reserves in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to Indemnitee, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability; provided, that (i) Indemnitee may, if it so desires, employ counsel at its own expense to assist in the handling of such third party claim, (ii) the Indemnifying Party shall keep Indemnitee advised of all material events with respect to such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of Indemnitee (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnitee or any of their Affiliates. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to control (but shall be entitled to assist, at its own expense, in the defense of), and Indemnitee shall be entitled to have sole control over, the defense, settlement, adjustment or compromise of any third party non-monetary claim to the extent it seeks an order, injunction or other equitable relief against any Indemnified Party which, if successful, could materially interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of the Indemnitee or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may, at the Indemnifying Party's expense, pay, compromise or defend such asserted liability. In any event, notwithstanding anything to the contrary contained in this Agreement, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such asserted liability; provided that in the event that under then applicable standards of professional conduct the Indemnitee is required to be represented by separate counsel and elects to be represented by separate counsel, the Indemnifying Party shall pay the fees and expenses of one law firm incurred by the Indemnitee in the compromise or defense of such matter.

          7.7 Other Indemnification Obligations. Article 7 shall not apply to matters to the extent covered by Section 4.7 and 4.11.

8.   TERMINATION

          8.1 Termination Permitted. This Agreement may be terminated at any time on or prior to the Closing Date as follows:

               (a) Mutual Agreement. By mutual agreement of the Sellers and the Buyer;

               (b) Termination Date. By the Sellers or the Buyer if the Closing shall not have been consummated on or before one hundred fifty (150) days after the date that the parties have completed (the date of such completion is the "Initial Filing Date") the Initial Filings under the HSR Act described in Section 4.5 (such "out" date is referred to as the "Termination Date"); provided, however, that the date after which the Sellers may terminate this Agreement pursuant to this Section 8.1(b) shall be extended by one day for each day that any of the Sellers is in breach of his, her or its obligations under Section 4.5 or 4.6, (such Termination Date as so extended with respect to the Sellers is referred to as "Sellers' Extended Termination Date"); provided, however, that there shall be no extension beyond the Termination Date unless all conditions to the Buyer's obligations to consummate the Contemplated Transactions, other than the condition set forth in Section 6.8, have been satisfied or waived by Buyer or would be satisfied or would reasonably be expected to be satisfied as of the Termination Date, and; provided, further, however that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party who has materially breached any of such party's representations, warranties or covenants under this Agreement.

               (c) Material Breach. By the Sellers upon a material breach of any representation, warranty or covenant of this Agreement by the Buyer, and by the Buyer upon a material breach of any representation, warranty or covenant of this Agreement by the Sellers, but only if such breach cannot be cured or is not cured by the scheduled Closing Date.

               (d) Buyer Special Termination Right. By the Buyer at any time on or after the 60th day after the Initial Filing Date (such 60th day is referred to as the "First Termination Date"), if the Buyer notifies the Sellers that it believes in good faith based on advice of counsel that the Contemplated Transactions cannot be consummated in accordance with the terms hereof (after expiration of any HSR waiting period) without violating Antitrust Laws; provided that, (i) the Buyer shall not have materially breached its obligation under Sections 4.5 and 4.6 and (ii) the Buyer is unwilling to take any action to solve any issues raised by any Government Authority under Antitrust Laws with respect to the Contemplated Transaction.

               (e) Sellers Special Termination Right. By the Sellers during the period from the 90th day after the Initial Filing Date until the tenth business day thereafter (such ten business day period is referred to as the "Sellers' Early Termination Period"), if the Sellers notify the Buyer that they believe in good faith based on advice of counsel that the Contemplated Transactions cannot be consummated in accordance with the terms hereof (after expiration of any HSR waiting period) without violating Antitrust Laws; provided, however, that (i) the first day of the Sellers' Early Termination Period shall be delayed by one day for each day that any of the Sellers is in breach of her, his or its obligations under Sections 4.5 and/or 4.6, and (ii) the Sellers may not exercise the termination right under this Section 8.1(e) unless after discussions with the Buyer, the Sellers in good faith believe that the Buyer is unwilling or unable to take the actions which would solve any issues raised under the Antitrust Laws in connection with the Contemplated Transactions so as to permit the Closing to occur on or before the Termination Date.

          8.2 Effects of Termination. If this Agreement is terminated under any of Sections 8.1(b), (d) or (e), this Agreement shall be terminated without liability of any party to any other party, except as expressly provided in Sections 8.4 and 8.5. If this Agreement is terminated for any other reason, nothing contained in this Section 8.2 shall relieve any party of liability for any breach of this Agreement which occurred prior to the date of termination of this Agreement.

          8.3 Notice, Cure and Remedies. If at any time prior to the Closing either party becomes aware of any circumstance which constitutes or evidences any breach or potential breach of any agreement or covenant or any representation or warranty contained in this Agreement, or which indicates that any condition to the Closing may not be timely satisfied, such party shall immediately notify the others of such circumstance in writing. The party who is obligated to perform such agreement or covenant, or who is or may be in breach of a provision of this Agreement by reason of such circumstance, shall be entitled to cure such breach or cause the satisfaction of such condition at any time prior to the then scheduled Closing Date, and if it does so, the other party shall have no right to terminate this Agreement. If prior to the Closing one party delivers to the other party a written notice (the "Claims Breach Notice") stating that a representation and warranty has been breached in a manner such as to entitle the other party not to consummate the Closing and containing a reasonably detailed description of such breach or breaches, and such other party nonetheless consummates the Closing, the other party shall not be entitled to indemnification for any Losses arising out of the matters expressly contained in the Claims Breach Notice.

          8.4  Termination Payments.

               (a) Buyer Termination. In the event that the Buyer terminates this Agreement in accordance with Section 8.1(d) (the date of such termination is referred to as the "Buyer Termination Date") and at the date of such termination all of the conditions to the Buyer's obligations to consummate the Contemplated Transactions other than the conditions set forth in Section 6.8 have been satisfied or waived (or would be satisfied or would reasonably be expected to be satisfied on or before the Termination Date), then within 4 business days after the date of such termination, the Buyer shall pay to the

Sellers an amount equal to the sum of (i) $15,000,000, plus (ii) $200,000 multiplied by the excess, if any, of the number of days, if any, that have elapsed since the First Termination Date over the number of days that the Sellers have been in breach of their obligations under Sections 4.5 and 4.6 through the Buyer Termination Date, plus (iii) the Interest Amount.

               (b) Sellers Termination. In the event that the Sellers terminate this Agreement in accordance with Section 8.1(e) (the date of such termination is referred to as the "Sellers Early Termination Date") and at the date of such termination all of the conditions to the Buyer's obligations to consummate the Contemplated Transactions other than the conditions set forth in
Section 6.8 have been satisfied or waived (or would be satisfied or would reasonably be expected to be satisfied on or before the Termination Date), then within 4 business days after the date of such termination, the Buyer shall pay to the Sellers an amount equal to the Interest Amount.

               (c) Sellers Regular Termination. In the event that the Sellers terminate this Agreement in accordance with Section 8.1(b) (the date of such termination is referred to as the "Sellers Regular Termination Date") and at the date of such termination all of the conditions to the Buyer's obligations to consummate the Contemplated Transactions other than the conditions set forth in Section 6.8 have been satisfied or waived (or would be satisfied or would reasonably be expected to be satisfied on or before the Termination Date), then within 4 business days after the date of such termination, the Buyer shall pay to the Sellers an amount equal to the sum of (i) $15,000,000, plus (ii) $200,000 multiplied by excess, if any, of the number of days that have elapsed since the First Termination Date over the number of days that the Sellers have been in breach of their obligations under Sections 4.5 and 4.6 through the Sellers' Regular Termination Date, plus (iii) the Interest Amount.

               (d) Interest Amount. No later than 2 days after the delivery by the Sellers or the Buyer of a notice terminating this Agreement pursuant to
Section 8.1(b), (d) or (e), in a case which could entitle the Sellers to a termination payment under this Section 8.4, the Sellers shall deliver to the Buyer (i) a certificate containing the Sellers' good faith estimate of the Interest Amount due and payable upon such termination, and (ii) the workpapers of the Sellers and their accountants used in determining such amount. Within 30 days after the applicable date of termination of this Agreement, the Sellers shall deliver to the Buyer (i) a certificate of the Sellers containing the Sellers' determination (the "Sellers Interest Determination") of the actual Interest Amount, and the workpapers of the Sellers and their accountants used in the determination of such amount. The Sellers shall provide, and shall cause the Corporation to provide the Buyer and its representatives full access during normal business hours to the books, records and employees of the Corporation and the Sellers and their accountants in order to assist the Buyer in its review of the Sellers Interest Determination. If the Buyer does not object to the Sellers Interest Determination within 30 days after receipt thereof, such determination shall be final and binding upon the parties. If within such period the Buyer objects to the Sellers Interest Determination, it shall provide the Sellers with written evidence thereof and parties shall negotiate in good faith for a 30 day period to resolve any such dispute within such 30 day period. If the parties are unable to resolve any such dispute, the parties shall submit the dispute to the Arbitrator for final resolution thereof. The Arbitrator shall only consider disputed matters and shall be directed to act promptly to resolve the disputed matters and render its decision. The Arbitrator's decision shall be binding on the parties. The fees and expenses of the Arbitrator shall be borne equally by the parties.

               (e) Within 4 business days after the final determination of the Interest Amount, (i) if the final determination of the Interest Amount exceeds the estimate of the Interest Amount paid by the Buyer, the Buyer shall pay to the Sellers an amount equal to such excess plus interest thereon at a rate of 8% per annum or (ii) if the estimate of the Interest Amount paid to the Sellers by the Buyer exceeds the final Interest Amount the Sellers shall pay to the Buyer an amount equal to such excess plus interest thereon at a rate of 8% per annum.

               (f) For purposes of this Section 8.4, the "Interest Amount" shall equal to (i) the sum of (A) the Final Purchase Price that would have been payable to the Sellers under this Agreement if the Closing had occurred on the First Termination Date, exclusive of the Purchase Price Interest Amount, minus (B) the sum of (x) all Taxes, if any, that would have been payable by the Sellers during the Special Period (as defined below) (including Taxes payable as a result of the Election) on the amount they would have received pursuant to the foregoing clause (A) above, if the Closing had occurred on the First Termination Date, plus (y) the amount of all transaction costs including investment banking fees and other transaction expenses that would have been paid or payable by the Sellers and the Corporation in connection with the Contemplated Transactions had the Closing occurred on the Buyer Termination Date, the Sellers Regular Termination Date or the Sellers Early Termination Date, as the case may be, plus (z) the net income of the Corporation determined in accordance with generally accepted accounting principles, consistent with the principles utilized by the Corporation in the Financial Statements for 1994 except that the FIFO rather than LIFO inventory method will be utilized, during the period from the First Termination Date to the Buyer Termination Date, the Sellers Regular Termination Date or the Sellers Early Termination Date, as the case may be (the "Special Period"), plus any distributions in excess of net income made by the Corporation to the Sellers during the Special Period, (ii) multiplied by a fraction, the numerator of which is the number of days during the Special Period, and the denominator of which is 365 days, (iii) multiplied by .08; provided, however, the number of days during the Special Period shall be reduced by the number of days on which less than all of the conditions to Buyer's obligations to consummate the Contemplated Transactions, other than the conditions set forth in Section 6.8, have been satisfied or waived or would be satisfied or would reasonably be expected to be satisfied on or before the Termination Date (the amount determined pursuant to clause (i) is referred to as the "Termination Date Closing Price."

          8.5  Reimbursements

               In the event that (i) the Buyer has terminated this Agreement pursuant to Section 8.1(d) and makes the payment contemplated by Section 8.4(a) or (ii) the Sellers have terminated this Agreement pursuant to Section 8.1(b) or 8.1(e) and the Sellers were entitled to receive and did receive the payment contemplated by Section 8.4(c), then if the Sellers enter into an agreement to sell the Stock (including as a result of a merger or similar transactions) or all or substantially all of the assets of the Corporation on or before the eighteen month anniversary of the Buyer Termination Date, the Sellers Early Termination Date or the Sellers Regular Termination Date, as the case may be, the Sellers (which obligation shall be joint and several) shall pay to the Buyer no later than 2 business days following the consummation of such transaction the amount by which the proceeds paid, directly or indirectly to the Sellers in connection with such transaction (and taking into account any benefits that the Sellers and their Affiliates may receive in connection with such transaction as proceeds but excluding any assumption of, or payment of, the Wells Fargo Amount by the buyer in that transaction) exceeds the Termination Date Closing Price, but in no event shall such payment exceed the amount paid by the Buyer to the Sellers pursuant to Section 8.4(a) or 8.4(c), as the case may be, less the Interest Amount.

9.   MISCELLANEOUS

          9.1 Announcements. Before the Closing Date, except as required by law or New York Stock Exchange ("NYSE") rules, neither the Sellers nor the Buyer shall make, nor cause to be made, any news releases or other public announcements pertaining to the transactions contemplated hereby without the prior written consent of the other. If a news release or public announcement is required by law or NYSE rules, the Buyer will consult with Sellers regarding the contents thereof before making such release or announcement.

          9.2 Cooperation. Each party hereto agrees, both before, at and after the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Contemplated Transactions.

          9.3 Expenses. Except as otherwise expressly set forth in this Agreement, whether or not the Contemplated Transactions are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of any other party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants (including expenses for the audit of the Sellers' financial statements), investment bankers and other experts.

          9.4 Waivers. No waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party or its representative and no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

          9.5 Amendments, Supplements. This Agreement may be amended or supplemented at any time, before, on or after the Closing Date, but only by a writing executed by the Buyer and the Sellers.

          9.6 Entire Agreement. This Agreement, its exhibits and schedules, and the documents executed on the Closing Date in connection herewith, and the Confidentiality Agreement between the parties, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement or such other documents, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

          9.7 Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

          9.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Melinda K. Lesher Trust will terminate by its terms upon the Closing of the Contemplated Transactions, and the assets of said trust will then be distributed free of trust to Melinda K. Lesher. Therefore, Melinda K. Lesher in her individual capacity assumes, effective upon the termination of the Melinda K. Lesher Trust, all obligations which said Trust would have had under the Agreement had said Trust not so terminated and agrees that all such obligations shall be binding on her in her individual capacity after the termination of said Trust. Buyer agrees that, effective upon the termination of said trust, all of Buyer's obligations to said Trust under the Agreement shall insure to the benefit of Melinda K. Lesher in her individual capacity. The Sellers that are Trustees agree that in the event that there are insufficient funds in the applicable trust to pay any indemnification claims, hereunder, such Sellers shall use commercially reasonable efforts to seek recovery from distributees of the applicable trust in order to provide sufficient funds to pay such indemnification claims.

          9.9 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable except by operation of law by a party without the prior written consent of the other parties except that the Buyer, without the Sellers' consent without releasing or otherwise affecting Buyer's obligations hereunder, may assign its rights hereunder to any of direct or indirect subsidiary of Buyer.

          9.10 Certain Remedies. No party hereto shall be entitled to any punitive or exemplary damages arising out of any breach of any covenant, representation or warranty set forth herein, except that such limitation shall not apply to a willful and intentional breach of Sellers' obligations to sell the Stock or Buyer's obligation to purchase the Stock.

          9.11 Notices. All notices under this Agreement shall be in writing and shall be delivered by personal service, overnight service, telecopy (with receipt acknowledged) or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be as set forth below. Any notice sent by certified or first class mail shall be deemed to have been given four business days after the date on which it is mailed.

All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices shall be addressed as follows or to such other address as the party to whom the same is directed shall have specified in conformity with the foregoing:

               (a)  If to the Buyer:


                    Cristina L. Mendoza, Esq.
                    Knight-Ridder, Inc.
                    One Herald Plaza
                    Miami, FL  33132-1693

                    With a copy to:

                    Garett J. Albert, Esq.
                    Hughes Hubbard & Reed
                    One Battery Park Plaza
                    New York, NY  10004-1482

               (b)  If to the Sellers:

                    Margaret L. Lesher QTIP Trust
                    c/o Blanding, Boyer & Rockwell
                    1660 Olympic Boulevard, 3rd Floor
                    Walnut Creek, CA  94596-5198

                    With a copy to:

                    John L. McDonnell, Jr., Esq.
                    Crosby, Heafey, Roach & May
                    1999 Harrison Street
                    Oakland, CA  94612

          9.12 Governing Law. This Agreement shall be governed and construed in accordance with laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflict or choice of law provisions thereof.

          9.13 Submission to Jurisdiction; Waivers. Each party to this Agreement hereby irrevocably and unconditionally:

               (1) (i) agrees that any suit, action or proceeding against it by the other party or parties with respect to this Agreement or the Contemplated Transaction may be instituted, and that any suit, action or proceeding by it against the other with respect to this Agreement or the Contemplated Transaction shall be instituted, only in the California State

Court located in Contra Costa County, or the U.S. District Court for the Northern District of California (and appellate courts from any of the foregoing), as the party instituting such suit, action or proceeding may elect in its sole discretion, (ii) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any such suit, action or proceeding instituted against it by the other and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (2) agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 9.13 may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to Buyer or Sellers, as the case may be, at its address for notices pursuant to
Section 9.11 hereof (with copies to other persons as specified therein), such service to become effective in accordance with the notice provisions of
Section 9.11, provided that nothing contained in this Section 9.13(2) shall affect the right of Buyer or Sellers, as the case may be, to serve process in any other manner permitted by law.

               (3) (i) waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Contemplated Transaction brought in any court specified in Section 9.13(1), (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) agrees not to plead or claim either of the foregoing; and

               (4) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          9.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.15 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

          9.16 Specific Performance. Each of the parties hereto acknowledge that Buyer would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by the Sellers in accordance with its terms and therefore the Sellers agree that Buyer shall be entitled to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages).

          9.17 Interpretation. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, and (iv) the word "or" shall not be exclusive.

          9.18 Sellers' Representative. Whenever any action, notice or communication is required of the Sellers pursuant to this Agreement or the Escrow Agreement, the Buyer may rely upon communication from the Margaret L. Lesher QTIP Trust as the applicable Sellers' representative to take such
action and/or receive or send such notice or communication for and   act on
behalf of such Sellers. The Buyer is entitled to rely on all determinations, actions, communications and notices of the Margaret L. Lesher QTIP Trust as the determinations, actions, communications and notices of all of the Sellers. In the event that the Margaret L. Lesher QTIP Trust is terminated, the Sellers shall promptly thereafter designate a new representative to act on behalf of all the Sellers under this Agreement and the Escrow Agreement.

          9.19 Change of Corporation's Name. The Lesher name is one of the Excluded Assets. Therefore, immediately after the Closing, the Buyer agrees to cause the Corporation to change its corporate name from "Lesher Communications, Inc." to "LCI" or another name which does not contain the Lesher name; provided, however, that the Sellers hereby grant to Buyer effective upon consummation of the Closing a royalty free license to use the Lesher Communications, Inc. name during a reasonable transition period.

          9.20 Other Matters. Any matter disclosed in or with respect to any Schedule to this Agreement shall be deemed to have been disclosed in and with respect to every other Schedule as to which its relation is reasonably apparent. Whenever any statement in Article 2 is made "to Sellers' and Corporation's knowledge" or words of similar intent or effect, such statement shall be deemed to include a representation that a reasonable investigation of the subject matter thereof has been conducted.

          9.21 Insurance. Following the Closing, Buyer will use reasonable efforts to cause the Corporation to obtain, at the expense of the Sellers, directors and officers and errors and omissions insurance covering the period prior to the Closing to the extent available, if such insurance can be obtained without adversely affecting the Corporation's or the Buyer's insurance rating.

          9.22 Preemptive Rights Waiver. By execution of this Agreement, the Sellers hereby waive any rights inconsistent with this Agreement, including without limitation any preemptive rights with respect to the Corporation's stock.

          IN WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first above written.

"BUYER"


Knight-Ridder, Inc.


By:  /s/ P. Anthony Ridder
   ---------------------------
     Name:  P. Anthony Ridder
     Title: Chairman & CEO

"SELLERS"


/s/ Margaret L. Lesher                       /s/ Melinda K. Lesher
------------------------------               -----------------------------
Margaret L.Lesher,                           Melinda K. Lesher
Individually                                 Individually


/s/ Margaret L. Lesher                       /s/ Melinda K. Lesher
------------------------------               -----------------------------
Margaret L. Lesher,                          Melinda K. Lesher
Trustee                                      Trustee


/s/ Robert G. Smith
------------------------------
Robert G. Smith
Trustee

Execution of this Agreement by the above-named Trustees is on behalf of, and in their respective capacities as Trustees of each of the following Trusts:

               Margaret L.Lesher QTIP Trust

               Melinda K. Lesher Trust

               Cynthia Ann Lesher Trust

               Patricia Ryan Hilton Trust

               Roxanne Ryan Gibson Trust

               Sarah Margaret Alves Trust

                             DEFINITIONS SCHEDULE

          "Affiliate" with respect to a person or entity means another person or entity that controls, is controlled by, or is under common control with, such entity, including without limitation, a shareholder of such entity.

          "Allocation Schedule" shall have the meaning set forth in Section 4.11(b) of this Agreement.

          "Antitrust Law" shall have the meaning set forth in Section 7.2(d) hereof.

          "Arbitrator" shall have the meaning set forth in Section 1.4(b) of this Agreement.

          "Authorizations" shall have the meaning set forth in Section 2.18 of this Agreement.

          "Balance Sheet" shall have the meaning set forth in Section 2.5 of this Agreement.

          "Balance Sheet Date" shall have the meaning set forth in Section 2.7 of this Agreement.

          "Base Purchase Price" shall have the meaning set forth in Section 1.1(a) of the Agreement.

          "Benefit Plans" shall have the meaning set forth in Section 2.17(a) of this Agreement.

          "Business" shall have the meaning set forth in Recital A of this Agreement.

          "Buyer" shall have the meaning set forth in the preamble on page 1 of this Agreement.

          "Buyer's Accountant" shall have the meaning set forth in Section 1.4(b) of this Agreement.

          "Certified Purchase Price Interest Amount" shall have the meaning set forth in Section 1.4(b).

          "Certified Stockholders Investment Amount" shall have the meaning set forth in Section 1.4(b) of this Agreement.

          "Claim Notice" shall have the meaning set forth in Section 7.6(b) hereof.

          "Claims" shall mean any and all liens, mortgages, charges, claims, liabilities, options, debts, security interests, secured claims, encroachments, restrictive covenants, easements, servitudes, leases, options, rights of first refusal, title defects and other encumbrances of any kind or nature whatsoever, whether or not contingent, liquidated, disputed or known.

          "Claims Breach Notice" shall have the meaning set forth in Section
8.3 hereof.

          "Closing" shall have the meaning set forth in Section 1.3 of this Agreement.

          "Closing Date" shall have the meaning set forth in Section 1.3 of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commonly Controlled Entity" shall have the meaning set forth in
Section 2.16(a) of this Agreement.

          "Confidential Information" shall have the meaning set forth in
Section 2.12(b) of this Agreement.

          "Contemplated Transactions" shall have the meaning set forth in
Section 1.3 of this Agreement.

          "Contracts" shall have the meaning set forth in Section 2.15 of this Agreement.

          "Corporation" shall have the meaning set forth in the preamble on page 1 of this Agreement.

          "Credit Agreement" shall have the meaning set forth in Section 4.13 hereof.

          "Disputed Matters" shall have the meaning set forth in Section 1.4(b) of this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Election" shall have the meaning set forth in Section 4.11 hereof.

          "Environmental Breaches" shall have the meaning set forth in Section 7.3(b) hereof.

          "Environmental Condition" shall mean the presence in the environment (which shall include natural resources, flora and fauna, soil, surface water, ground water, and present or potential drinking water supply, subsurface strata or ambient air inside and outside of buildings) of any Hazardous Material or the exposure of any persons to Hazardous Materials.

          "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issues, promulgated, or approved thereunder, now or hereafter in effect (including those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including any Hazardous Material, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, and (d) laws governing reclamation or restoration of real property.

          "Escrow Agent" shall mean the person so designated in the Escrow Agreement.

          "Escrow Agreement" shall mean the agreement the terms of which are generally described in Section 1.6 of this Agreement and otherwise reasonably satisfactory to Buyer and the Sellers.

          "Estimated Adjustment Amount" shall have the meaning set forth in
Section 1.4(a).

          "Estimated Purchase Price Interest Amount" shall have the meaning set forth in Section 1.4(a).

          "Estimated Stockholders Investment" shall have the meaning set forth in Section 1.4(a).

          "Estimated Stockholders Investment Adjustment" shall have the meaning set forth in Section 1.4(a).

          "Estimated Stockholders Investment Amount" shall have the meaning set forth in Section 1.4(a).

          "Excluded Assets" shall have the meaning set forth in Section 1.2 of this Agreement.

          "Excluded Liabilities" shall have the meaning set forth in Section
1.2 of this Agreement.

          "Final Purchase Price" shall have the meaning set forth in Section 1.4(g) of this Agreement.

          "Final Purchase Price Interest Amount" shall have the meaning set forth in Section 1.4(f).

          "Final Stockholders Investment Amount" shall have the meaning set forth in Section 1.4(e) of this Agreement.

          "Financial Statements" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "First Termination Date" shall have the meaning set forth in Section 8.1(d) of this Agreement.

          "Goldman Sachs Fee" shall have the meaning set forth in Section 2.20 of this Agreement.

          "Government Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

          "HSR Act" shall have the meaning set forth in Section 4.5 of this Agreement.

          "Hazardous Materials" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, flammable, explosive, toxic, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Law; including, by way of example only, petroleum, urea formaldehyde, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, and waste water.

          "Higher Cap Breaches" shall have the meaning set forth in Section 7.3 of this Agreement.

          "Income Tax Return" shall mean any Return relating to Income Taxes.

          "Income Taxes" shall mean any Taxes in the nature of income or franchise taxes.

          "Indemnifying Party" shall have the meaning set forth in Section 7.6(a) of this Agreement.

          "Indemnitee" shall have the meaning set forth in Section 7.6(a) of this Agreement.

          "Initial Filings" shall mean the filing by the Buyer and the Sellers of all documents and information deemed by a Government Authority to be in compliance with the HSR Act and to commence the initial waiting period with respect to the Contemplated Transaction.

          "Initial Filing Date" shall have the meaning set forth in Section 8.1(d) hereof.

          "Initial Purchase Price" shall have the meaning set forth in Section
1.1 hereof.

          "Insiders" shall have the meaning set forth in Section 2.23 hereof.

          "Insider Transactions" shall have the meaning set forth in Section
2.23 hereof.

          "Intellectual Property" shall mean Trademarks, patents (including those applied for or pending), copyrights (including registrations or applications with respect thereto), trade secrets and licenses or rights under the same for any of the foregoing.

          "Interim Balance Sheet Date" shall have the meaning set forth in
Section 2.7 of this Agreement.

          "Interim Period" shall have the meaning set forth in Section 1.4(d) of this Agreement.

          "July 2 Balance Sheet" shall have the meaning set forth in Section 2.5(b) of this Agreement.

          "Leased Real Property" shall have the meaning set forth in Section 2.8(b) of this Agreement.

          "Legal Requirement" shall mean any law, statute, ordinance, code, rule, regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.

          "Losses" shall have the meaning set forth in Section 7.1 of this Agreement.

          "Lower Cap Limit" shall have the meaning set forth in Section 7.3 of this Agreement.

          "Lower Capped Representations" shall have the meaning set forth in
Section 7.3(b) hereof.

          "Material Adverse Effect" shall have the meaning set forth in Section
2.1 of this Agreement.

          "Newspapers" shall mean the Contra Costa Times, the West County Times, the Valley Times, the San Ramon Valley Times, the Ledger Dispatch, the Brentwood News, the Contra Costa Sun, Concord Transcript, Walnut Creek Journal, Martinez Record, Pleasant Hill Record, Solano Times, Times Ad Delivery and Marketplace.

          "Notice of Disagreement" shall have the meaning set forth in Section 1.4(a) of this Agreement.

          "Owned Real Property" shall have the meaning set forth in Section 2.8(a) of this Agreement.

          "PBGC" shall have the meaning set forth in Section 7.16 hereof.

          "Permits" shall mean any and all federal, state and local governmental licenses, consents, approvals, authorizations, registrations, franchises, Certificates of Occupancy, and permits, including, without limitation, those relating to (i) air emissions, (ii) water discharges, (iii) solid or liquid waste disposal of Hazardous Materials and (v) other environmental, health and safety matters.

          "Purchase Price Capped Covenants" shall have the meaning set forth in
Section 7.3(b) hereof.

          "Purchase Price Capped Representations" shall have the meaning set forth in Section 7.3(b) hereof.

          "Purchase Price Interest Amount" shall have the meaning set forth in
Section 1.4(d) of this Agreement.

          "Real Property" shall have the meaning set forth in Section 2.8(c) of this Agreement.

          "Real Property Leases" shall have the meaning set forth in Section 2.8(b) of this Agreement.

          "Redemption" shall have the meaning set forth in Section 1.2 of this Agreement.

          "Returns" shall mean all returns, declarations, statements, reports, estimates, forms or other documents or information, including any amendments to any of the foregoing, required to be filed with or supplied to any Government Authority with respect to Taxes.

          "Ruling" shall have the meaning set forth in Section 4.11(d) hereof.

          "S Corporation" shall have the meaning set forth in Section 2.9 of this Agreement.

          "Sellers" shall have the meaning set forth in the preamble on page 1 of this Agreement.

          "S Short Year" shall have the meaning set forth in Section 4.11(e) hereof.

          "Sellers' Accountant" shall have the meaning set forth in Section 1.4(a) of this Agreement.

          "Sellers Early Termination Date" shall have the meaning set forth in
Section 8.4 hereof.

          "Sellers Estimated Purchase Price Interest Amount" shall have the meaning set forth in Section 1.4(a) of this Agreement.

          "Sellers Estimated Stockholders Investment" shall have the meaning set forth in Section 1.4(a) of this Agreement.

          "Sellers Extended Termination Date" shall have the meaning set forth in Section 8.1(b) hereof.

          "Sellers Regular Termination Date" shall have the meaning set forth in Section 8.4(c) hereof.

          "Shadelands Property" shall mean the real property located at 2640 Shadelands Drive, Walnut Creek, California, more particularly described on
Schedule 4.12.

          "Special Period" shall have the meaning set forth in Section 8.4 of this Agreement.

          "Stock" shall have the meaning set forth in Recital A of this Agreement.

          "Stockholders Investment" shall have the meaning set forth in Section 1.4(c) of this Agreement.

          "Tax or Taxes" shall mean any and all federal, state, county, local, foreign and other taxes, fees, levies, customs duties, assessments, or charges of any kind whatsoever (including, without limitation, gross income, net income, gross receipts, windfall profits, value-added, license, stamp, capital stock, net worth, alternative or add-on minimum, environmental, business and occupation, disability, real or personal property taxes, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related, property, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing and any obligations under any tax sharing, tax allocation, tax indemnity or similar agreements to which the Corporation is a party.

          "Termination Date" shall have the meaning set forth in Section 8.1(b) of this Agreement.

          "Termination Date Closing Price" shall have the meaning set forth in
Section 8.4(f) hereof.

          "Threshold Limit" shall have the meaning set forth in Section 7.3(a) hereof.

          "Trademarks" shall mean (i) all trademarks, service marks, tradenames, corporate names, trade dress, designs, and logos, including all registrations or applications to register the foregoing, in every country and jurisdiction throughout the world, (ii) all variations, derivations, and combinations thereof, including those not yet developed, and (iii) all goodwill associated therewith.

          "Transfer Taxes" shall have the meaning set forth in Section 1.5 of this Agreement.

          "Wells Fargo" shall have the meaning set forth in Section 4.13 of this Agreement.

          "Wells Fargo Amount" shall have the meaning set forth in Section 4.13 of this Agreement.

                                                                    Exhibit 2.2

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

          This First Amendment to Stock Purchase Agreement is entered into as of August 28, 1995, by and between Knight-Ridder, Inc. (the "Buyer") and the persons listed on the signature pages as sellers of stock of Lesher Communications, Inc. (the "Corporation") pursuant to the Stock Purchase Agreement dated as of August 28, 1995 among the same parties (the "Sellers").

          In consideration of the premises and the mutual covenants hereinafter set forth and set forth in the Stock Purchase Agreement dated as of August 28, 1995 among the Sellers, as amended, the parties agree as follows:

          1.   Amendment to Section 2.2(b).  The first four (4) lines of
Section 2.2(b) are amended to read as follows:

          The Authorized capital stock of the Corporation consists of (x) 25,000 shares of common stock, $100 par value, of which 18,000.15 shares will be issued and outstanding immediately prior to the Redemption and 17,755.17 shares will be issued and outstanding as of the Closing, and....

          2. Amendment to Schedule 1.1. Schedule 1.1 is amended to read as attached.

          3. Amendment to Schedule 1.2. Schedule 1.2 is amended to read as attached.

          4. Amendment to Schedule 1.2(c). Schedule 1.2(c) is amended to read as attached.

          5    Amendment to Schedule 2.2.  Schedule 2.2 is amended to read as attached.

          6. Amendment to Schedule 2.7(b). Schedule 2.7(b) is hereby amended to add the following item under Material Adverse Change in Business since July 2, 1995:

          In September-October, 1995, The New York Times Sales, Inc. ("TNYTSI") notified the Corporation of its intent to terminate the contract between TNYTSI and the Corporation (Item 12 on Schedule 2.14).

          7. Amendment to Schedule 2.8(a). Schedule 2.8(a) is hereby amended to add the following parcels of Owned Real Property:

          188 Cirby Way, Roseville, CA (Excluded Asset, Schedule 1.2(c), Item
2(a)

          412 Lincoln Way, Roseville, CA (Excluded Asset, Schedule 1.2(c), Item 2(b)

          1315 Airport Boulevard, Santa Rosa (Excluded Asset, Schedule 1.2(c),
Item 1a

          Vacant Land north of Evora Road (Highway 4), Concord, CA (Excluded Asset, Schedule 1.2(c), Item 4

          3470 Santa Rosa Avenue, Santa Rosa, CA (Excluded Asset, Schedule 1.2(c), Item 5

          Bethel Island Road/Cypress Road, Oakley, CA (Lesher Lakes) (Excluded Asset, Schedule 1.2(c), Item 3

          8. Amendment to Schedule 2.8(b). Schedule 2.8(b) is hereby amended to add the following sublease under Item 6, Lease for Distribution Facility located at 6303 Sierra Court, Dublin, CA:

               (a) Sublease for approximately 1,500 square feet of Distribution Facility located at 6303 Sierra Court, Dublin, CA, dated August 23, 1995, between the Corporation, as sublessor, and Twisted Pair
Communications, as sublessee, beginning on September 11, 1995 and ending on October 31, 1997, at a monthly rent of $850.00.

          9. Amendment to Schedule 2.9(b). Schedule 2.9(b) is hereby amended to add the following under Federal and State Income and Other Tax Examinations, Deficiency Assessments or Claims:

          The California Employment Development Department ("EDD") notified the Corporation in September 28, 1995 that its account was scheduled for audit of the period from 1992 to the present. The Corporation has responded to the notice with information concerning the availability of Corporation records.
EDD has not yet scheduled an initial interview. This is not a disclosure under the final sentence of Section 2.9(b) of the Stock Purchase Agreement.

          10. Amendment to Schedule 2.10. Schedule 2.10 is hereby amended to add the following under Exceptions to Ownership or Right to Use Improvements and Personal Property Material to Business:

          In addition to the listed UCC-1 filings in connection with the Wells Fargo Bank Loan, the following UCC-1 statements are on file:

          AT&T Credit Corp. - AT&T System 75XE leased under Lease No. 02058. Original filing date was November 6, 1987, for notification purposes only. Continuation statement filed August 28, 1992.

          AT&T Credit Corp. - AT&T New Definity System leased under Lease No. 0002058. Original filing date was September 28, 1989, for notification purposes only Continuation statement filed on March 30, 1994.

          Agfa Division of Miles, Inc. - Agfasolid Dry Mixer. Original filing date was August 31, 1994.

          11. Amendment to Schedule 2.11. Schedule 2.11 is hereby amended to add item 4 under Restrictive Agreements, as follows:

               4. Telegraph News Publications (Excluded Asset) Restrictive Covenant in contract with Placer Community Newspapers, Inc. (W.J. Brehm Communications) re competition in Placer and Sacramento Counties for a period of four years.

          12. Amendment to Schedule 2.14. Schedule 2.14 is hereby amended to add at the end of Item 13 (Cresmer, Woodward, O'Mara & Ormsbee, Inc. advertising sales representative agreement) the following:

          The Agreement has been canceled, effective December 1, 1995, after informing and consulting with Buyer.

          13. Amendment to Schedule 2.19. Schedule 2.19 is hereby amended to add the following under Employment or Consulting Agreements calling for base compensation in excess of $100,000:

          5. Agreement to pay $150,000 commission on the sale of Telegraph News Publications to J. Shaver, payable at the closing by the Sellers.

          14. Amendment to Schedule 2.24. Schedule 2.24 is hereby amended to add the following persons who hold power of attorney or agency authority from the Corporation:

          The accounting firm of Blanding, Boyer & Rockwell holds a power of attorney, Internal Revenue Service Form 2848, given by the Corporation, in connection with the income tax returns of the Corporation. The Power of

Attorney authorizes the attorney in fact/representative to represent the Corporation before the Internal Revenue Service, to receive and inspect confidential tax information and to perform any and all acts that the Corporation can perform with respect to the particular tax matters for which the power of attorney is given, including the power to sign consents, agreements and other documents.

          15. Amendment to Schedule 4.8(b). Schedule 4.8(b) is hereby amended to delete the name of Chris Tucher as an Operating Director of the Corporation. Chris Tucher resigned as operating director in charge of circulation in September, 1995.

          16. Amendment to Schedule 4.12. Schedule 4.12 is amended to add the following in connection with the legal description of the Shadelands Property:

          The Shadelands Property consists of two parcels, Assessors Parcel Number 143-040-031 (Parcel One) and Assessors Parcel Number 143-040-050 (Parcel
Two). Parcel Two is the 80 foot wide vacant strip of land adjacent to Parcel One, the large parcel on which the Corporation's headquarters is located. The legal description of Parcel Two when it was initially conveyed from the City of Walnut Creek on January 5, 1978, contained several errors in directional references. These errors have been repeated in all subsequent deeds. As part of the conveyance of the Shadelands Property to the Corporation, Sellers shall obtain and cause to be recorded a corrective deed.

          17. Binding Effect. All remaining provisions of the Stock Purchase Agreement shall remain in full force and effect without modification.

          IN WITNESS WHEREOF, this First Amendment to Stock Purchase Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first above written.

"BUYER"

Knight-Ridder, Inc.



By:  /s/ Cristina L. Mendoza
   ------------------------------------
   Name:  Cristina L. Mendoza
   Title: Vice President/General Counsel



"SELLERS"



/s/ Margaret L. Lesher                       /s/ Melinda K. Lesher
------------------------------               -----------------------------
Margaret L. Lesher,                          Melinda K. Lesher
Individually                                 Individually


/s/ Margaret L. Lesher                       /s/ Melinda K. Lesher
------------------------------               -----------------------------
Margaret L. Lesher,                          Melinda K. Lesher
Trustee                                      Trustee


/s/ Robert G. Smith
------------------------------
Robert G. Smith
Trustee

Execution of this Agreement by the above-named Trustees is on behalf of, and in their respective capacities as Trustees of each of the following Trusts:

                    Margaret L. Lesher QTIP Trust

                    Melinda K. Lesher Trust

                    Cynthia Ann Lesher Trust

                    Patricia Ryan Hilton Trust

                    Roxanne Ryan Gibson Trust

                    Sarah Margaret Alves Trust